===============================================================================

                                                                  EXHIBIT 10.1


                        L-3 COMMUNICATIONS CORPORATION,
                            a Delaware corporation


                           -------------------------



                               CREDIT AGREEMENT

                          dated as of April 30, 1997

                           -------------------------

                                 $275,000,000
                                Credit Facility

                           ------------------------


                         LEHMAN COMMERCIAL PAPER INC.,
            as Arranger, Syndication Agent and Documentation Agent,



                                      and


                            BANK OF AMERICA NT & SA
                            as Administrative Agent





===============================================================================

                               TABLE OF CONTENTS

                                                                         Page


SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .
         1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . .
         1.2  Other Definitional Provisions . . . . . . . . . . . . . . .

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . .
         2.1  Commitments . . . . . . . . . . . . . . . . . . . . . . . .
         2.2  Procedure for Borrowing . . . . . . . . . . . . . . . . . .
         2.3  Commitment Fee  . . . . . . . . . . . . . . . . . . . . . .
         2.4  Termination or Reduction of Revolving Credit
                 Commitments  . . . . . . . . . . . . . . . . . . . . . .
         2.5  Repayment of Loans; Evidence of Debt  . . . . . . . . . . .
         2.6  Optional Prepayments; Mandatory Prepayments and
                 Reduction of Commitments   . . . . . . . . . . . . . . .
         2.7  Conversion and Continuation Options . . . . . . . . . . . .
         2.8  Minimum Amounts and Maximum Number of Tranches  . . . . . .
         2.9  Interest Rates and Payment Dates  . . . . . . . . . . . . .
         2.10 Computation of Interest and Fees  . . . . . . . . . . . . .
         2.11 Inability to Determine Interest Rate  . . . . . . . . . . .
         2.12 Pro Rata Treatment and Payments   . . . . . . . . . . . . .
         2.13 Illegality  . . . . . . . . . . . . . . . . . . . . . . . .
         2.14 Requirements of Law   . . . . . . . . . . . . . . . . . . .
         2.15 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.16 Indemnity   . . . . . . . . . . . . . . . . . . . . . . . .
         2.17 Replacement of Lenders  . . . . . . . . . . . . . . . . . .
         2.18 Certain Fees  . . . . . . . . . . . . . . . . . . . . . . .
         2.19 Certain Rules Relating to the Payment of Additional
                 Amounts  . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . .
         3.1  L/C Commitment  . . . . . . . . . . . . . . . . . . . . . .
         3.2  Procedure for Issuance of Letters of Credit . . . . . . . .
         3.3  Fees, Commissions and Other Charges . . . . . . . . . . . .
         3.4  L/C Participation . . . . . . . . . . . . . . . . . . . . .
         3.5  Reimbursement Obligation of the Borrower  . . . . . . . . .
         3.6  Obligations Absolute  . . . . . . . . . . . . . . . . . . .
         3.7  Letter of Credit Payments . . . . . . . . . . . . . . . . .
         3.8  Application . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .
         4.1  Financial Condition . . . . . . . . . . . . . . . . . . . .
         4.2  No Change . . . . . . . . . . . . . . . . . . . . . . . . .
         4.3  Corporate Existence; Compliance with Law  . . . . . . . . .
         4.4  Corporate Power; Authorization; Enforceable Obligations . .
         4.5  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . .
         4.6  No Material Litigation  . . . . . . . . . . . . . . . . . .
         4.7  No Default  . . . . . . . . . . . . . . . . . . . . . . . .
         4.8  Ownership of Property; Liens  . . . . . . . . . . . . . . .
         4.9  Intellectual Property . . . . . . . . . . . . . . . . . . .
         4.10 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . .

         4.11 Federal Regulations   . . . . . . . . . . . . . . . . . . .
         4.12 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.13 Investment Company Act; Other Regulations   . . . . . . . .
         4.14 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .
         4.15 Purpose of Loans  . . . . . . . . . . . . . . . . . . . . .
         4.16 Environmental Matters   . . . . . . . . . . . . . . . . . .
         4.17 Collateral Documents  . . . . . . . . . . . . . . . . . . .
         4.18 Accuracy and Completeness of Information  . . . . . . . . .
         4.19 Solvency.   . . . . . . . . . . . . . . . . . . . . . . . .
         4.20 Labor Matters   . . . . . . . . . . . . . . . . . . . . . .
         4.21 Transaction Documents   . . . . . . . . . . . . . . . . . .

SECTION 5.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .
         5.1  Conditions to Initial Loans . . . . . . . . . . . . . . . .
         5.2  Conditions to Each Extension of Credit  . . . . . . . . . .

SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .
         6.1  Financial Statements  . . . . . . . . . . . . . . . . . . .
         6.2  Certificates; Other Information . . . . . . . . . . . . . .
         6.3  Payment of Obligations  . . . . . . . . . . . . . . . . . .
         6.4  Conduct of Business and Maintenance of Existence  . . . . .
         6.5  Maintenance of Property; Insurance  . . . . . . . . . . . .
         6.6  Inspection of Property; Books and Records; Discussions  . .
         6.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.8  Environmental Laws  . . . . . . . . . . . . . . . . . . . .
         6.9  Further Assurances  . . . . . . . . . . . . . . . . . . . .
         6.10 Additional Collateral   . . . . . . . . . . . . . . . . . .
         6.11 Interest Rate Protection  . . . . . . . . . . . . . . . . .
         6.12 Foreign Jurisdictions   . . . . . . . . . . . . . . . . . .
         6.13 Novation; Federal Assignment of Claims  . . . . . . . . . .
         6.14 Maintenance of Collateral; Alterations  . . . . . . . . . .
         6.15 Arrangements with the Seller  . . . . . . . . . . . . . . .

SECTION 7.  NEGATIVE COVENANTS
         7.1  Financial Condition Covenants . . . . . . . . . . . . . . .
         7.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . .
         7.3  Limitation on Liens . . . . . . . . . . . . . . . . . . . .
         7.4  Limitation on Guarantee Obligations . . . . . . . . . . . .
         7.5  Limitation on Fundamental Changes . . . . . . . . . . . . .
         7.6  Limitation on Sale of Assets  . . . . . . . . . . . . . . .
         7.7  Limitation on Dividends . . . . . . . . . . . . . . . . . .
         7.8  Limitation on Capital Expenditures  . . . . . . . . . . . .
         7.9  Limitation on Investments, Loans and Advances . . . . . . .
         7.10 Limitation on Optional Payments and Modifications of
                 Instruments and Agreements   . . . . . . . . . . . . . .
         7.11 Limitation on Transactions with Affiliates  . . . . . . . .
         7.12 Limitation on Sales and Leasebacks  . . . . . . . . . . . .
         7.13 Limitation on Changes in Fiscal Year  . . . . . . . . . . .
         7.14 Limitation on Negative Pledge Clauses   . . . . . . . . . .
         7.15 Limitation on Lines of Business   . . . . . . . . . . . . .
         7.16 Designated Senior Debt  . . . . . . . . . . . . . . . . . .

SECTION 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.  THE AGENTS; THE ARRANGER  . . . . . . . . . . . . . . . . . .
         9.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . .
         9.2  Delegation of Duties  . . . . . . . . . . . . . . . . . . .
         9.3  Exculpatory Provisions  . . . . . . . . . . . . . . . . . .
         9.4  Reliance by Agents  . . . . . . . . . . . . . . . . . . . .
         9.5  Notice of Default . . . . . . . . . . . . . . . . . . . . .
         9.6  Non-Reliance on Agents and Other Lenders  . . . . . . . . .
         9.7  Indemnification . . . . . . . . . . . . . . . . . . . . . .
         9.8  Agents, in Their Individual Capacities  . . . . . . . . . .
         9.9  Successor Administrative Agent  . . . . . . . . . . . . . .
         9.10 The Arranger  . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .
         10.1  Amendments and Waivers   . . . . . . . . . . . . . . . . .
         10.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .
         10.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . .
         10.4  Survival of Representations and Warranties . . . . . . . .
         10.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . .
         10.6  Successors and Assigns; Participation and Assignments  . .
         10.7  Adjustments; Set-off . . . . . . . . . . . . . . . . . . .
         10.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . .
         10.9  Severability . . . . . . . . . . . . . . . . . . . . . . .
         10.10 Integration  . . . . . . . . . . . . . . . . . . . . . . .
         10.11 GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .
         10.12 SUBMISSION TO JURISDICTION; WAIVERS  . . . . . . . . . . .
         10.13 Acknowledgements   . . . . . . . . . . . . . . . . . . . .
         10.14 WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . .
         10.15 Confidentiality  . . . . . . . . . . . . . . . . . . . . .

EXHIBITS

Exhibit A-1               Form of Tranche A Term Note
Exhibit A-2               Form of Tranche B Term Note
Exhibit A-3               Form of Tranche C Term Note
Exhibit A-4               Form of Revolving Credit Note
Exhibit A-5               Form of Swing Line Note
Exhibit B-1               Form of Parent Guarantee
Exhibit B-2               Form of Subsidiary Guarantees
Exhibit B-3               Form of Parent Pledge and Security Agreement
Exhibit B-4               Form of Borrower Pledge and Security Agreement
Exhibit B-5               Form of Subsidiary Pledge and Security Agreement
Exhibit C-1               Form of Mortgage
Exhibit C-2               Form of Deed of Trust
Exhibit D-1               Form of Legal Opinion of Simpson Thacher and
                            Bartlett
Exhibit D-2               Form of Legal Opinion of Fried, Frank, Harris,
                            Shriver & Jacobson
Exhibit E                 Form of Borrowing Certificate
Exhibit F                 Form of Certificate of Non-U.S. Lender
Exhibit G                 Form of Assignment and Acceptance


SCHEDULES

Schedule I               Lenders and Commitments
Schedule II              Pricing Grid
Schedule III             Real Property to be Mortgaged
Schedule IV              Transaction Documents
Schedule 4.4             Required Consents
Schedule 4.5             No Legal Bar
Schedule 4.6             Material Litigation
Schedule 4.8             Real Property
Schedule 4.9             Intellectual Property Claims
Schedule 4.10            Taxes
Schedule 4.14            Subsidiaries
Schedule 4.17            Filing Jurisdictions
Schedule 6.5             Insurance
Schedule 6.10            Certain Real Property
Schedule 7.2(f)          Existing Indebtedness
Schedule 7.3(f)          Existing Liens
Schedule 7.4             Existing Guarantee Obligations
Schedule 7.9(c)          Officers
Schedule 7.9(g)          Existing Investments

          CREDIT AGREEMENT, dated as of April 30, 1997, among L-3 Communications Corporation, a Delaware corporation (the "Borrower") which is wholly owned by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), the several lenders from time to time parties hereto (the "Lenders"), Lehman Commercial Paper Inc. ("LCPI") as arranger (in such capacity, the "Arranger"), LCPI, as syndication agent (in such capacity, the "Syndication Agent"), LCPI, as documentation agent (in such capacity, the "Documentation Agent") and Bank of America NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H:


          WHEREAS, the Borrower is a party to the Transaction Agreement, dated as of March 28, 1997 (as amended through the date hereof the "Transaction Agreement"), by and among Lockheed Martin Corporation, a Maryland corporation (the "Seller"), the Borrower, Lehman Brothers Capital Partners III, L.P. ("Capital Partners") and its Affiliates, Frank C. Lanza and Robert V. LaPenta;

          WHEREAS, pursuant to the Transaction Agreement, on the Closing Date:
(i) the Seller, on behalf of itself and its various transferor subsidiaries, will transfer (the "Asset Contribution") to the Borrower, on behalf of and at the direction of Holdings, the Transferred Assets (as defined in the Transaction Agreement); (ii) Holdings will issue to the Seller 6,980,000 shares of its Class A Common Stock par value $.01 per share; (iii) Holdings will pay the Seller $479,835,000 in cash (subject to adjustment as provided in the Transaction Agreement) (the "Cash Consideration"); and (iv) the Borrower, on behalf of and at the direction of Holdings, will assume the Assumed Liabilities (as defined in the Transaction Agreement);

          WHEREAS, Holdings' obligation to pay the Cash Consideration will be financed with (i) an investment of not less than $79,835,000 in Holdings Class A Common Stock (the "Equity Investment"), of which (x) $64,835,000 will be provided by Capital Partners and (y) $7,500,000 will be provided by each of Frank C. Lanza and Robert J. LaPenta, (ii) the issuance and sale by the Borrower of senior subordinated debt securities for cash proceeds of at least $225.0 million (the "Securities Offering") and (iii) senior debt financing;

          WHEREAS, the Borrower has requested the Lenders to extend credit to it (i) to finance a portion of the Cash Consideration to be paid by Holdings in connection with the Asset Contribution and (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries after the Closing Date; and

          WHEREAS, the Lenders are willing to extend such credit to the Borrower upon and subject to the terms and conditions hereafter set forth;

          NOW, THEREFORE, parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Adjustment Date": the fifth day following the receipt by the Administrative Agent of the financial statements for the most recently completed fiscal period furnished pursuant to subsection 6.1(a) or (b), as the case may be, and the compliance certificate with respect to such financial statements furnished pursuant to subsection 6.2(c). For purposes of determining the Applicable Margin and the Commitment Fee Rate, the first "Adjustment Date" shall mean the date on which the financial statements for the fiscal quarter ended September 30, 1997 furnished pursuant to subsection 6.1(b) and the related compliance certificate furnished pursuant to subsection 6.2(c) are delivered to the Administrative Agent pursuant to subsection 6.1(b) and 6.2(c), respectively.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "Aggregate Outstanding Extensions of Credit": as to any Lender with respect to any Type of Loan at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans of such Type made by such Lender then outstanding and (b) in the case of Revolving Credit Loans, such Lender's Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Applicable Margin": at any time, the percentages set forth on
     Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) the Applicable Margins commencing on the Closing Date shall be those set forth in
     Schedule II opposite a Debt Ratio captioned "greater than or equal to 4.75" until the first Adjustment Date, (b) the Applicable Margins determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Applicable Margins shall be (i) for the first 35 days subsequent to such due date, the Applicable Margin in effect prior to such due date and (ii) thereafter, those set forth opposite a Debt Ratio captioned "greater than or equal to 4.75," in either case, until the date of delivery of such financial statements and compliance certificate.

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "Asset Contribution": as defined in the recitals to this Agreement.

          "Asset Sale": any sale, sale-leaseback, or other disposition by any Person or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of such Person, except sales and dispositions permitted by subsection 7.6 other than subsection 7.6(b) or
     (e).

          "Assignee":  as defined in subsection 10.6(c).

          "Attributable Debt": in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Available Commitment": as to any Lender and any Type of Loan, at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment with respect to such Type of Loan over (b) such Lender's Aggregate Outstanding Extensions of Credit with respect to such Type of Loan.

          "Base Rate": means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BOA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BOA based upon various factors including BOA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

          "BOA":  as defined in the recitals to this Agreement.

          "Borrower Pledge and Security Agreement": the Borrower Pledge and Security Agreement substantially in the form of Exhibit B-4, to be executed and delivered by the Borrower, as the same may be amended, supplemented or otherwise modified.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business":  as defined in subsection 4.16.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to Eurodollar Loans, any day on which dealings are carried on in the applicable London interbank market.

          "Capital Expenditures" shall mean, for any fiscal period, the aggregate of all expenditures that, in conformity with GAAP (but excluding capitalized interest), are or are required to be included as additions during such period to property, plant or equipment reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, excluding the expenditures relating to the Transaction.

          "Capital Lease Obligations": of any Person as of the date of determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP.

          "Capital Partners":  as defined in the recitals to this Agreement.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Consideration": as defined in the recitals to this Agreement.

          "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Change of Control": the occurrence of any of the following events:

               (i) the Principals and their Related Parties, as a whole, shall at any time cease to own, directly or indirectly, 60% of the Capital Stock of Holdings, determined on a fully diluted basis; or

               (ii) the Principals or their Related Parties, as a whole, shall at any time cease to own, determined on a fully diluted basis, sufficient shares of the Capital Stock of Holdings, determined on a fully diluted basis, to elect a majority of the Board of Directors of Holdings and the Borrower or otherwise cease to have the right or ability, by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of Holdings and the Borrower; or

               (iii) Holdings shall, at any time, cease to own 100% of the Capital Stock of the Borrower; or

               (iv) a "Change of Control" shall have occurred under the Indenture.

          "Class": (i) Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure (taken together as a single class), (ii) Lenders having Tranche B Term Loan Exposure and (iii) Lenders having Tranche C Term Loan Exposure.

          "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": as to any Lender, such Lender's Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment and Revolving Credit Commitment.

          "Commitment Letter": the Commitment Letter, dated as of April 2, 1997, among Holdings, the Borrower and LCPI, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment Fee Rate": at any time, the rates per annum set forth on
     Schedule II under the relevant column heading opposite the level of the Debt Ratio most recently determined; provided that (a) the Commitment Fee Rate commencing on the Closing Date shall be that set forth in Schedule II opposite a Debt Ratio captioned "greater than or equal to 4.75" until the first Adjustment Date, (b) the Commitment Fee Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Debt Ratio falls within a different level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2, the Commitment Fee Rate shall be
     (i) for the first 35 days subsequent to such due date, the Commitment Fee Rate in effect prior to such due date and (ii) thereafter, that set forth opposite a Debt Ratio captioned "greater than or equal to 4.75," in either case, until the date of delivery of such financial statements and compliance certificate.

          "Commitment Percentage": as to the Commitment of any Lender with respect to any Type of Loan at any time, the percentage which the Commitment of such Lender with respect to such Type of Loan then constitutes of the aggregate Commitments with respect to such Type of Loan (or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate amount of the Aggregate Outstanding Extensions of Credit of such Lender with respect to such Type of Loan constitutes of the aggregate amount of the Aggregate Outstanding Extensions of Credit of all Lenders with respect to such Type of Loan).

          "Commitment Period": the period from and including the date hereof to but not including the Revolving Loan Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 (b) or (c) of the Code.

          "Consolidated EBITDA": as of the last day of any fiscal quarter, Consolidated Net Income (excluding without duplication, (x) extraordinary gains and losses in accordance with GAAP, (y) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (z) gains or losses on discontinued operations) for such period, plus (i) Consolidated Cash Interest Expense for such period, plus (ii) to the extent deducted in computing such Consolidated Net Income, the sum of income taxes, depreciation and amortization for the four fiscal quarters ended on such date; provided that for any calculation of Consolidated EBITDA for any fiscal period ending during the first three full fiscal quarters following March 31, 1997, Consolidated EBITDA shall be deemed to be Consolidated EBITDA from March 31, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from March 31, 1997 to the last day of such period.

          "Consolidated Cash Interest Expense": as of the last day of any fiscal quarter, the amount of interest expense, payable in cash, of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP for the four fiscal quarters ended on such date; provided that for any calculation of Consolidated Cash Interest Expense for any fiscal period ending during the first three full fiscal quarters following March 31, 1997, Consolidated Cash Interest Expense shall be deemed to be Consolidated Cash Interest Expense from March 31, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from March 31, 1997 to the last day of such period.

          "Consolidated Net Income": for any fiscal period, net income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt": at any date, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date for borrowed money or the deferred purchase price of property, including, without limitation, in respect of Financing Leases but excluding Indebtedness permitted pursuant to subsection 7.2(h).

          "Consolidated Working Capital": at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in accordance with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date (excluding, to the extent it would otherwise be included under current liabilities, any short-term Consolidated Total Debt and the current portion of any long-term Consolidated Total Debt).

          "Constitutional Documents": as to any Person, the articles or certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

          "Contingent Purchase Price Receipts": at any date, the aggregate cash received by Holdings, the Borrower or any of their Subsidiaries in respect of any purchase price adjustment made pursuant to, or in connection with, the Transaction Agreement subsequent to the date hereof.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents": this Agreement, the Notes, the Applications, the Guarantees and the Security Documents.

          "Credit Parties": the Borrower, Holdings, and each Subsidiary of the Borrower which is a party to a Credit Document.

          "Debt Ratio": as at the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as has been, is now, or may at any time hereafter be, in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Sections 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Clean Water Act; 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; or other similar federal and/or state environmental laws.

          "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

          "Equity Documents": the Stockholder Agreement, the Subscription Agreements and the Option Agreements.

          "Equity Investment":  as defined in the recitals to this Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": means, for any Interest Period, with respect to Eurodollar Loans comprising part of the same borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

     Eurodollar Rate =              LIBOR
                      1.00 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage": for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the net decrease, if any, in Consolidated Working Capital during such fiscal year, (iii) to the extent deducted in computing such Consolidated Net Income, non-cash interest expense, depreciation and amortization for such fiscal year, (iv) extraordinary non-cash losses during such fiscal year subtracted in the determination of Consolidated Net Income for such fiscal year, (v) change in deferred tax liability of the Borrower for such fiscal year, (vi) non-cash losses in connection with asset dispositions whether or not constituting extraordinary losses, (vii) non-cash ordinary losses and
     (viii) Contingent Purchase Price Receipts in excess of $10,000,000 over
     (b) the sum, without duplication, of (i) the aggregate amount of permitted cash Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital during such fiscal year, (iii) the aggregate amount of payments of principal in respect of any Indebtedness not prohibited hereunder during such fiscal year (other than prepayments of Revolving Credit Loans not accompanied by reductions of the Commitments), (iv) deferred income tax credit of the Borrower for such fiscal year, (v) extraordinary non-cash gains during such fiscal year added in the determination of Consolidated Net Income for such fiscal year, (vi) non-cash gains in connection with asset dispositions whether or not constituting extraordinary gains and
     (vii) non-cash ordinary gains.

          "Excess Cash Flow Payment Date": in respect of any fiscal year, the date on which the Borrower is required to deliver audited financial statements for such fiscal year to each Lender pursuant to subsection 6.1(a).

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Final Maturity Date":  March 31, 2006.

          "Foreign Subsidiary": any Subsidiary which is organized under the laws of any jurisdiction outside the United States or under the laws of the U.S. Virgin Islands.

          "FRB": means the Board of Governors of the Federal Reserve System, and any governmental authority succeeding to any of its principal functions.

          "GAAP": generally accepted accounting principles in the United States of America in effect from on the Closing Date.

          "GC Notice Recipient": with respect to any Government Contract, the true and correct (x) contracting officer, or the head of the respective U.S. government department or agency, (y) surety or sureties upon the bond or bonds, if any, in connection with such Government Contract, and (z) disbursing officer, if any designated in such Government Contract to make payment.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another

     Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantees":  the Parent Guarantee and the Subsidiary Guarantees.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Attributable Debt of such Person with respect to sale and leaseback transactions of such Person.

          "Indenture": the Indenture between the Borrower and The Bank of New York, as trustee, pursuant to which the Subordinated Notes are issued.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, and (c) as to any Eurodollar Loan having an interest period longer than three months, (i) each Business Day which is three months or a whole multiple thereof after the first day of such Interest Period and (ii) the last Business Day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period for any Loan that would otherwise extend beyond the Termination Date of such Loan shall end on the Termination Date of such Loan;

               (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period would otherwise be scheduled to end) shall end on the last Business Day of the appropriate calendar month; and

               (iv) no Interest Period with respect to any portion of any Type of Term Loan shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of Term Loans of such Type unless the sum of (a) the aggregate principal amount of Term Loans of such Type that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans of such Type that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on Term Loans of such Type on such date.

          "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

          "Interest Rate Agreement Obligations": the obligations of the Borrower or any of its Subsidiaries to make payments to counterparties under Interest Rate Agreements in the event of the occurrence of a termination event thereunder.

          "Issuing Lender": BOA, in its capacity as issuer of any Letter of Credit or, at the election of BOA, such other Lender or Lenders that agree to act as Issuing Lender at the request of the Company.

          "LCPI":  as defined in the recitals to this Agreement.

          "L/C Commitment":  $15,000,000.

          "L/C Fee Payment Date": the last Business Day of each March, June, September and December.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

          "Lender" and "Lenders": the persons identified as Lenders and listed on the signature pages of this Agreement (including the Issuing Bank and the Swing Line Lender), together with their successors and permitted assigns pursuant to subsection 10.6; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letters of Credit":  as defined in subsection 3.1.

          "LIBOR": the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.

          "Lockheed Martin Predecessor Businesses": the businesses to be transferred by the Seller and its Subsidiaries to the Borrower pursuant to the Transaction Agreement.

          "Loral Acquired Businesses": that portion of the Lockheed Martin Predecessor Businesses consisting of the Seller's Wide Band Systems Division and Products Group, comprised of ten autonomous operations, acquired by the Seller effective April 1, 1996, as part of the acquisition by the Seller of the defense electronics business of Loral Corporation.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Credit Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder or (c) the Transaction.

          "Materials of Environmental Concern": any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

          "Mortgages": the collective reference to the mortgages and deeds of trust to be executed and delivered by the Borrower or the appropriate Subsidiary, substantially in the forms of Exhibit C-1 and C-2 (with such changes therein as may be required to reflect different laws and practices in the various jurisdictions in which the Mortgages are to be recorded), covering the parcels of real property identified in Schedule III, as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": the aggregate cash proceeds (including Cash Equivalents) received by Holdings or any of its Subsidiaries in respect of:

               (a) any issuance by the Borrower or any of its Subsidiaries of Indebtedness after the Closing Date;

               (b)  any Asset Sale; and

               (c) any cash payments received in respect of promissory notes or other evidences of indebtedness delivered to Holdings or such Subsidiary in respect of an Asset Sale;

     in each case net of (without duplication) (i), (A) in the case of an Asset Sale, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of Holdings or a Subsidiary of Holdings that are sold or otherwise disposed of in connection with such Asset Sale and (B) reasonable and appropriate amounts established by Holdings or such Subsidiary, as the case may be, as a reserve against liabilities associated with such Asset Sale and retained by Holdings or such Subsidiary, (ii) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees, credit enhancement fees, accountants' fees, investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (iii) any taxes reasonably attributable to such sale and reasonably estimated by Holdings or such Subsidiary to be actually payable.

          "Non-Excluded Taxes":  as defined in subsection 2.15.

          "Non-U.S. Lender":  as defined in subsection 2.15(b).

          "Notes": The Tranche A Term Notes, the Tranche B Term Notes, the Tranche C Term Notes, the Revolving Credit Notes and the Swing Line Note (or any of them).

          "Novation Agreement": as defined in the Transaction Agreement.

          "Obligations":  as defined in the Guarantees and the Security
     Documents.

          "Option Agreements": the Option Agreements between Holdings and each of Frank C. Lanza and Robert V. LaPenta, each dated as of the Closing Date.

          "Parent Distributions":  as defined in the Parent Guarantee.

          "Parent Guarantee": the Parent Guarantee substantially in the form of Exhibit B-1, to be executed and delivered by Holdings, as the same may be amended, supplemented or otherwise modified.

          "Parent Pledge and Security Agreement": the Parent Pledge and Security Agreement substantially in the form of Exhibit B-3, to be executed and delivered by Holdings, as the same may be amended, supplemented or otherwise modified.

          "Participant":  as defined in subsection 10.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

          "Permitted Liens":  Liens permitted to exist under subsection 7.3.

          "Permitted Stock Payments": (A) dividends by the Borrower to Holdings in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $1,000,000 per fiscal year, (B) dividends by the Borrower to Holdings in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Borrower would be required to pay in respect of the income of the Borrower and its Subsidiaries if the Borrower were a stand alone entity that was not owned by Holdings, and (C) from and after May 1, 1999, dividends by the Borrower to Holdings payable solely out of Excess Cash Flow which is not required to be applied to the prepayment of Loans and the permanent reduction of Commitments pursuant to subsection 2.6(a)(iii), provided that (i) as of the last day of the most recently completed fiscal quarter the Debt Ratio is less than or equal to 3.5 to 1, (ii) the aggregate amount of dividends paid by the Borrower to Holdings under this clause (C) since the date of this Agreement does not exceed $5,000,000 and
     (iii) Holdings promptly uses the proceeds of such dividends to repurchase Capital Stock of Holdings.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to, or under which the Borrower or any Commonly Controlled Entity may incur any liability.

          "Principals": each of Lehman Brothers Holdings, Inc., Capital Partners, the Seller, Frank C. Lanza and Robert V. LaPenta.

          "Pro Forma Financial Statements":  as defined in subsection 4.1(c).

          "Properties":  as defined in subsection 4.17.

          "Purchase Agreement": the Purchase Agreement, dated as of April 25, 1997, among the Borrower and each of Lehman Brothers, Inc. and BancAmerica Securities, Inc.

          "Receivables": as defined in the Security Documents.

          "Reference Bank": the Bank of America NT & SA.

          "Register":  as defined in subsection 10.6(d).

          "Registration Rights Agreement": the Registration Rights Agreement, dated as of April 30, 1997, among the Borrower and each of Lehman Brothers, Inc. and BancAmerica Securities, Inc.

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

          "Refunded Swing Line Loan":  as defined in subsection 2.1(b)(iii).

          "Related Party": with respect to the Principals, (a) any controlling stockholder, 51% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (a).

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under the regulations of the PBGC.

          "Required Lenders": at any time, Lenders the Commitment Percentages for all Types of Loans of which aggregate more than 50%.

          "Requirement of Law": as to any Person, the Constitutional Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Class Lenders": at any time, (a) for the Class Lenders having Tranche A Term Loan Exposure, Lenders having or holding 66 2/3% of the aggregate Tranche A Term Loan Exposure of all Lenders, (b) for the Class Lenders having Revolving Credit Loan Exposure, Lenders having or holding 66 2/3% of the aggregate Revolving Credit Loan Exposure of all Lenders, (c) for the Class Lenders having Tranche B Term Loan Exposure, Lenders having or holding 66 2/3% of the aggregate Tranche B Term Loan Exposure of all Lenders and (d) for the Class Lenders having Tranche C Term Loan Exposure, Lenders having or holding 66 2/3% of the aggregate Tranche C Term Loan Exposure of all Lenders.

          "Responsible Officer": the chief executive officer, the president or vice president of the Borrower or, with respect to financial matters, the chief financial officer, vice president--finance or treasurer of the Borrower.

          "Restricted Government Contracts": as defined in the Security
     Documents.

          "Revolving Credit Commitment": the commitment of a Lender, as set forth on Schedule I hereto, to make Revolving Credit Loans to the Borrower pursuant to Subsection 2.1(a)(iv) and, to issue and/or purchase participations in Letters of Credit pursuant to Section 3; and "Revolving Credit Commitments" means such commitments of all Lenders in the aggregate, which shall initially be $100,000,000.

          "Revolving Credit Lender": any Lender or Lenders having a Revolving Credit Commitment or a Revolving Credit Loan outstanding.

          "Revolving Credit Loans": the Loans made by Revolving Credit Lenders to the Borrower pursuant to Subsection 2.1(a)(iv).

          "Revolving Credit Loan Exposure": with respect to any Lender as of date of determination, (i) if there are no outstanding Letters of Credit or Revolving Credit Loans, that Lender's Revolving Credit Commitment, and
     (ii) otherwise, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) in the event that such Lender is the Swing Line Lender, the aggregate principal amount of Swing Line Loans made by such Lender then outstanding (net of any participations purchased by other Lenders in such Swing Line Loans) plus (d) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans or Letters of Credit or any unreimbursed drawings under any Letters of Credit.

          "Revolving Credit Notes": (i) the promissory notes of the Borrower issued pursuant to subsection 2.5(i)(iv) on the Closing Date to evidence the Revolving Credit Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to Section 10.6(d) in connection with assignments of the Revolving Credit Commitments and Revolving Credit Loans of any Lenders, in each case substantially in the form of Exhibit A-4 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Revolving Loan Termination Date":  March 31, 2003.

          "Security Documents": the collective reference to the Parent Pledge and Security Agreement, the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Securities Offering": as defined in the recitals to this Agreement.

          "Seller":  as defined in the recitals to this Agreement.

          "Similar Business": a business, at least a majority of whose revenues in the most recently ended calendar year were derived from (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products, (ii) any services related thereto, (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and (iv) any combination of any of the foregoing.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Stockholders Agreement": the Stockholders Agreement, dated as of April 30, 1997, by and among the Borrower, Holdings, the Seller, the Principals and any other party that may from time to time become a party thereto as provided therein, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subordinated Debt": indebtedness outstanding under the Subordinated Notes.

          "Subordinated Debt Documents": the Indenture, the Registration Rights Agreement, the Purchase Agreement and the Subordinated Notes.

          "Subordinated Notes": the Borrower's 10 3/8% Senior Subordinated Notes, due 2007 (the "Initial Subordinated Notes"), issued on the Closing Date, and the subordinated notes of the Borrower, having the same terms as the Initial Subordinated Notes, issued in exchange for the Initial Subordinated Notes as contemplated by the Subordinated Debt Documents.

          "Subscription Agreements": the Common Stock Subscription Agreements between Holdings and each of Frank C. Lanza, Robert V. LaPenta, Capital Partners and the Seller, each dated as of the Closing Date.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantees": the Subsidiary Guarantees substantially in the form of Exhibit B-2, to be executed and delivered by the Borrower's Subsidiaries, as the same may be amended, supplemented or otherwise modified.

          "Subsidiary Pledge and Security Agreement": the Subsidiary Pledge and Security Agreement substantially in the form of Exhibit B-5, to be executed and delivered by the Borrower's Subsidiaries, as the same may be amended, supplemented or otherwise modified.

          "Swing Line Lender":  means Bank of America NT & SA.

          "Swing Line Loans":  as defined in Section 2.1(b).

          "Term Loan Commitment or Term Loan Commitments": the commitments of a Lender to make any Term Loans pursuant to subsection 2.1(a); and Term Loan Commitments means such commitments of all Lenders in the aggregate, which shall initially be $175,000,000.

          "Term Loan Exposure": with respect to a Lender of a Type of Term Loan as of any date of determination, (i) prior to the termination of all of a Lender's Commitment with respect to the Term Loans of such Type, that Lender's Commitment with respect to Term Loans of such Type (or any portion thereof that has not been terminated) plus the outstanding principal amount of the Term Loan of such Type of that Lender, and (ii) after the termination of all of a Lender's Commitment with respect to the Term Loans of such Type, the outstanding principal amount of the Term Loan of such Type of that Lender.

          "Term Loans": one or more of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans.

          "Termination Date": (i) with respect to Tranche A Term Loans, March 31, 2003; (ii) with respect to Tranche B Term Loans, March 31, 2005; (iii) with respect to Tranche C Term Loans, March 31, 2006; and (iv) with respect to Revolving Credit Loans and Swing Line Loans, the Revolving Credit Termination Date.

          "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

          "Tranche A Term Lender": any Lender having a Tranche A Term Loan Commitment or a Tranche A Term Loan outstanding.

          "Tranche A Term Loans": the Loans made by Tranche A Term Lenders to the Borrower pursuant to subsection 2.1(a)(i).

          "Tranche A Term Loan Commitment": the commitment of a Tranche A Term Lender, as set forth on Schedule I hereto, to make a Tranche A Term Loan to the Borrower pursuant to subsection 2.1(a)(i); and "Tranche A Term Loan Commitments" means such commitments of all Tranche A Term Lenders in the aggregate, which shall initially be $100,000,000.

          "Tranche A Term Notes": (i) the promissory notes of the Borrower issued pursuant to subsection 2.5(i)(i) on the Closing Date to evidence the Tranche A Term Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Tranche A Term Loan Commitments and Tranche A Term Loans of any Lender, in each case substantially in the form of Exhibit A-1 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Tranche B Term Lenders": any Lender having a Tranche B Term Loan Commitment or a Tranche B Term Loan outstanding.

          "Tranche B Term Loans": the Loans made by Tranche B Term Lenders to the Borrower pursuant to subsection 2.1(a)(ii).

          "Tranche B Term Loan Commitment": the commitment of a Tranche B Term Lender to make a Tranche B Term Loan to the Borrower pursuant to subsection 2.1(a)(ii); and "Tranche B Term Loan Commitments" means such commitments of all Tranche B Term Lenders in the aggregate, which shall initially be $45,000,000.

          "Tranche B Term Notes": (i) the promissory notes of the Borrower issued pursuant to subsection 2.5(i)(ii) on the Closing Date to evidence the Tranche B Term Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Tranche B Term Loan Commitments and Tranche B Term Loans of any Lender, in each case substantially in the form of

     Exhibit A-2 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Tranche C Term Lender": any Lender having a Tranche C Term Loan Commitment or a Tranche C Term Loan outstanding.

          "Tranche C Term Loan Commitment": the commitment of a Tranche C Term Lender, as set forth on Schedule I hereto, to make a Tranche C Term Loan to the Borrower pursuant to subsection 2.1(a)(iii); and "Tranche C Term Loan Commitments" means such commitments of all Tranche C Term Lenders in the aggregate, which shall initially be $30,000,000.

          "Tranche C Term Loans": the Loans made by Tranche C Term Lenders to the Borrower pursuant to subsection 2.1(a)(iii).

          "Tranche C Term Notes": (i) the promissory notes of the Borrower issued pursuant to subsection 2.5(i)(iii) on the Closing Date to evidence the Tranche C Term Loans of any Lender and (ii) any promissory notes issued by the Borrower pursuant to subsection 10.6(d) in connection with assignments of the Tranche C Term Loan Commitments and Tranche C Term Loans of any Lender, in each case substantially in the form of Exhibit A-3 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Transaction": the transactions contemplated by the Transaction Documents.

          "Transaction Agreement": as defined in the recitals to this Agreement.

          "Transaction Documents": (i) the Transaction Agreement, the Schedules thereto and the documents set forth on Schedule IV hereto,
     (ii) the Equity Documents and (iii) the Subordinated Debt Documents.

          "Transferee":  as defined in subsection 10.6(f).

          "Type": a Revolving Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Swing Line Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Taxes": any tax, assessment, or other charge or levy and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by or on behalf of the United States or any taxing authority thereof.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Credit Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Credit Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


             SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS

          2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make the loans described in this Section 2.1(a) as applicable to the Borrower.

               (i) Tranche A Term Loans. Each Tranche A Term Lender severally agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount which does not exceed the amount of such Lender's Tranche A Term Loan Commitment. Amounts borrowed under this subsection 2.1(a)(i) and subsequently repaid may not be reborrowed.

               (ii) Tranche B Term Loans. Each Tranche B Term Lender severally agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount which does not exceed the amount of such Lender's Tranche B Term Loan Commitment. Amounts borrowed under this subsection 2.1(a)(ii) and subsequently repaid may not be reborrowed.

               (iii) Tranche C Term Loans. Each Tranche C Term Lender severally agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount which does not exceed the amount of such Lender's Tranche C Term Loan Commitment. Amounts borrowed under this subsection 2.1(a)(iii) and subsequently repaid may not be reborrowed.

               (iv) Revolving Credit Loans. Each Revolving Credit Lender severally agrees to make revolving credit loans to the Borrower, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding which, when added to the aggregate principal amount of outstanding Swing Line Loans made by such Lender (or in which such Lender has purchased a participation) and such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) (i) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided, that no Swing Line Loan shall be made if, after giving effect thereto and to the simultaneous use of the proceeds thereof, the aggregate principal amount of Revolving Credit Loans then outstanding plus the aggregate principal amount of Swing Line Loans then outstanding, plus the aggregate amount of L/C Obligations then outstanding would exceed the Revolving Credit Commitments of the Revolving Credit Lenders. Amounts borrowed by the Borrower under this subsection 2.1(b) may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and may not be converted into Eurodollar Loans. In order to borrow a Swing Line Loan, the Borrower shall give the Swing Line Lender, with a copy to the Administrative Agent, irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $500,000 or whole multiples of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds.

               (ii) The Swing Line Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-5 (the "Swing Line Note"), with appropriate insertions, payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 2.9. The Swing Line Note shall (i) be dated the Closing Date,
(ii) be stated to mature on the Termination Date and (iii) bear interest, payable on the dates specified in 2.9, for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum specified in subsection 2.9.

               (iii) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment Percentage with respect to Revolving Credit Loans of such Revolving Credit Loan (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in subsection 8(f) shall have occurred (in which event the procedures of subsection 2.1(b)(iv) shall apply) each Lender shall, not later than 12:00 P.M., New York City time, on the Business Day next succeeding the date on which such notice is given, make available to the Swing Line Lender in immediately available funds the amount equal to the Revolving Credit Loan to be made by such Lender. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Upon any request by the Swing Line Lender to the Lender pursuant to this subsection 2.1(b)(iii), the Administrative Agent shall promptly give notice to the Borrower of such request.

               (iv) If prior to the making of a Revolving Credit Loan pursuant to subsection 2.1(b)(iii) one of the events described in subsection 8(f) shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Swing Line Loans in an amount equal to its Commitment Percentage with respect to

Revolving Credit Loans. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

               (v) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

               (vi) Each Lender's obligation to purchase participating interests pursuant to subsection 2.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(a) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, any other Lender or anyone else for any reason whatsoever, (b) the occurrence or continuance of any Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower; (d) any breach of this Agreement by the Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (c) Except for Swing Line Loans, which shall be Base Rate Loans, the Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or
(iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date with respect to such Loan.

          2.2 Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, (b) 11:00 A.M., New York City time, on the requested Borrowing Date in the case of a Swing Line Loan or a Base Rate Loan), specifying (i) the amount to be borrowed of each Type of Loan, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans (other than Swing Line Loans), $2,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Commitments are less than $2,000,000, such lesser amount), (y) in the case of Swing Line Loans, as provided in subsection 2.1(b)(i) and (z) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection

10.2 prior to 11:00 A.M., New York City time (in the case of Eurodollar Loans) or 2:30 P.M., New York City time (in the case of Base Rate Loans), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. All notices given by the Borrower under this subsection
2.2 may be made by telephonic notice promptly confirmed in writing.

          2.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Commitment Period to and including the Revolving Loan Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Loan Termination Date, commencing on the first of such dates to occur after the date hereof.

          2.4 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments ratably among the Revolving Credit Lenders; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                 2.5  Repayment of Loans; Evidence of Debt.

                 (a) Scheduled Payments of Tranche A Term Loans. The Borrower shall make principal payments on the Tranche A Term Loans on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997, in the amounts set forth opposite the corresponding Payment Period as follows:

                                                   Scheduled Repayment
         Payment Period                            of Tranche A Term Loans
         --------------                            -----------------------

Closing Date - 6/30/97                            $    800,000
7/1/97 - 9/30/97                                       800,000
10/1/97 - 12/31/97                                     800,000
1/1/98 - 3/31/98                                       800,000
4/1/98 - 6/30/98                                       800,000

7/1/98 - 9/30/98                                     1,250,000
10/1/98 - 12/31/98                                   1,250,000
1/1/99 - 3/31/99                                     1,250,000
4/1/99 - 6/30/99                                     1,250,000

7/1/99 - 9/30/99                                     3,750,000
10/1/99 - 12/31/99                                   3,750,000
1/1/00 - 3/31/00                                     3,750,000
4/1/00 - 6/30/00                                     3,750,000

7/1/00 - 9/30/00                                     5,250,000
10/1/00 - 12/31/00                                   5,250,000
1/1/01 - 3/31/01                                     5,250,000
4/1/01 - 6/30/01                                     5,250,000

7/1/01 - 9/30/01                                     6,750,000
10/1/01 - 12/31/01                                   6,750,000
1/1/02 - 3/31/02                                     6,750,000
4/1/02 - 6/30/02                                     6,750,000

7/1/02 - 9/30/02                                     9,333,333.33
10/1/02 - 12/31/02                                   9,333,333.33
1/1/03 - 3/31/03                                     9,333,333.34

                                                $  100,000,000;

provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.6 (as provided in such subsection); and provided further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than March 31, 2003, and the final installment payable by the Borrower in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche A Term Loans.

                 (b) Scheduled Payments of Tranche B Term Loans. The Borrower shall make principal payments on the Tranche B Term Loans on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997, in the amounts set forth opposite the corresponding Payment Period as follows:

                                                   Scheduled Repayment
         Payment Period                            of Tranche B Term Loans
         --------------                            -----------------------

Closing Date - 6/30/97                            $    100,000
7/1/97 - 9/30/97                                       100,000
10/1/97 - 12/31/97                                     100,000
1/1/98 - 3/31/98                                       100,000
4/1/98 - 6/30/98                                       100,000

7/1/98 - 9/30/98                                       125,000
10/1/98 - 12/31/98                                     125,000
1/1/99 - 3/31/99                                       125,000
4/1/99 - 6/30/99                                       125,000

7/1/99 - 9/30/99                                       125,000
10/1/99 - 12/31/99                                     125,000

1/1/00 - 3/31/00                                       125,000
4/1/00 - 6/30/00                                       125,000

7/1/00 - 9/30/00                                       125,000
10/1/00 - 12/31/00                                     125,000
1/1/01 - 3/31/01                                       125,000
4/1/01 - 6/30/01                                       125,000

7/1/01 - 9/30/01                                       125,000
10/1/01 - 12/31/01                                     125,000
1/1/02 - 3/31/02                                       125,000
4/1/02 - 6/30/02                                       125,000

7/1/02 - 9/30/02                                       125,000
10/1/02 - 12/31/02                                     125,000
1/1/03 - 3/31/03                                       125,000
4/1/03 - 6/30/03                                       125,000

7/1/03 - 9/30/03                                     5,000,000
10/1/03 - 12/31/03                                   5,000,000
1/1/04 - 3/31/04                                     5,000,000
4/1/04 - 6/30/04                                     5,000,000

7/1/04 - 9/30/04                                     7,333,333.33
10/1/04 - 12/31/04                                   7,333,333.33
1/1/05 - 3/31/05                                     7,333,333.33

                                                 $  45,000,000;

provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.6 (as provided in such subsection); and provided further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than March 31, 2005, and the final installment payable by the Borrower in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche B Term Loans.

                 (c) Scheduled Payments of Tranche C Term Loans. The Borrower shall make principal payments on the Tranche C Term Loans on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997, in the amounts set forth opposite the corresponding Payment Period as follows:

                                                   Scheduled Repayment
         Payment Period                            of Tranche C Term Loans
         --------------                            -----------------------

Closing Date - 6/30/97                            $    100,000
7/1/97 - 9/30/97                                       100,000
10/1/97 - 12/31/97                                     100,000
1/1/98 - 3/31/98                                       100,000
4/1/98 - 6/30/98                                       100,000

7/1/98 - 9/30/98                                       125,000
10/1/98 - 12/31/98                                     125,000
1/1/99 - 3/31/99                                       125,000
4/1/99 - 6/30/99                                       125,000

7/1/99 - 9/30/99                                       125,000
10/1/99 - 12/31/99                                     125,000
1/1/00 - 3/31/00                                       125,000
4/1/00 - 6/30/00                                       125,000

7/1/00 - 9/30/00                                       125,000
10/1/00 - 12/31/00                                     125,000
1/1/01 - 3/31/01                                       125,000
4/1/01 - 6/30/01                                       125,000

7/1/01 - 9/30/01                                       125,000
10/1/01 - 12/31/01                                     125,000
1/1/02 - 3/31/02                                       125,000
4/1/02 - 6/30/02                                       125,000

7/1/02 - 9/30/02                                       125,000
10/1/02 - 12/31/02                                     125,000
1/1/03 - 3/31/03                                       125,000
4/1/03 - 6/30/03                                       125,000

7/1/03 - 9/30/03                                       125,000
10/1/03 - 12/31/03                                     125,000
1/1/04 - 3/31/04                                       125,000
4/1/04 - 6/30/04                                       125,000

7/1/04 - 9/30/04                                       125,000
10/1/04 - 12/31/04                                     125,000
1/1/05 - 3/31/05                                       125,000
4/1/05 - 6/30/05                                       125,000

7/1/05 - 9/30/05                                     8,666,666.66
10/1/05 - 12/31/05                                   8,666,666.67
1/1/06 - 3/31/06                                     8,666,666.67

                                                 $  30,000,000;

provided that the scheduled installments of principal of the Tranche C Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.6 (as provided in such subsection); and provided further that the Tranche C Term Loans and all other amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than March 31, 2006, and the final installment payable by the Borrower in respect of the Tranche C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche C Term Loans.

                 (d) Payments on Revolving Credit and Swing Line Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) (i) for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender and (ii) for the account of the Swing

Line Lender (and each other Revolving Credit Lender that has purchased a participation in then outstanding Swing Line Loans) the then unpaid principal amount of Swing Line Loans.

                 (e) Interest. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date such Loans are made until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

                 (f) Recording. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (g) Register. The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan and each Obligation evidenced by a Note made hereunder, the Type thereof, whether each such Loan is a Base Rate Loan or a Eurodollar Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                 (h) Prima Facie Evidence. The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(g) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                 (i) Notes. The Borrower agrees that the Borrower will execute and deliver to each Lender a promissory note of the Borrower evidencing (i) the Tranche A Term Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Tranche A Term Note"), (ii) the Tranche B Term Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Tranche B Term Note"), (iii) the Tranche C Term Loans of such Lender substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (a "Tranche C Term Note") and (iv) the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-4 with appropriate insertions as to date and principal amount ("Revolving Credit Note"). A Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.5(i).

                 2.6 Optional Prepayments; Mandatory Prepayments and Reduction of Commitments. (a) Subject to subsection 2.16, the Borrower may at any time and from time to time prepay any Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the date of prepayment, specifying the date and amount of prepayment, the Type of Loan to be prepaid (which loans shall be prepaid on a pro rata basis among the applicable Lenders) and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16. Partial prepayments shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

                 (b) (i) If, subsequent to the Closing Date, Holdings or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 7.2) 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b). Nothing in this paragraph (b) shall be deemed to permit any Indebtedness not permitted by subsection 7.2.

                    (ii) If, subsequent to the Closing Date, Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, such Net Proceeds shall be promptly applied toward the prepayment of the Loans and permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b); provided that Net Proceeds from any Asset Sales shall not be required to be so applied to the extent that such Net Proceeds are used by the Borrower or such Subsidiary to acquire assets to be employed in the business of the Borrower or its Subsidiaries within 365 days of receipt thereof, but if such Net Proceeds are not so used, 100% of such Net Proceeds shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause (iv) of this subsection 2.6(b) on the earlier of (x) the 366th day after receipt of such Net Proceeds and (y) the date on which the Borrower has determined that such Net Proceeds shall not be so used.

                   (iii) If there is Excess Cash Flow for any fiscal year and the Debt Ratio as of the last day of such fiscal year is greater than 3.5 to 1.0, 75% of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause
(iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year. If there is Excess Cash Flow for any fiscal year and the Debt Ratio as of the last day of such fiscal year is less than or equal to 3.5 to 1.0, 50% of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Commitments as set forth in clause
(iv) of this subsection 2.6(b) on the Excess Cash Flow Payment Date for such fiscal year.

                 (iv) Any mandatory prepayments of the Loans pursuant to subsection 2.6 shall be applied (x) to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis to reduce the unpaid scheduled installments of principal of each such Tranche of Term Loans on a pro rata basis, and (y) thereafter to the permanent reduction of the Revolving Credit Commitment; provided that, in the case of Tranche B Term Loans and Tranche C Term Loans, so long as any Tranche A Term Loans are outstanding, each of the Tranche B Term Lenders and the Tranche C Term Lenders shall have the right to waive such Lender's right to receive any portion of such prepayment. The Administrative Agent shall notify the Tranche B Term Lenders and the Tranche C Term Lenders of such receipt and the amount of the prepayment to be applied to each such Lender's Term Loans; provided, that the Borrower shall use its reasonable efforts to notify the Tranche B Term Lenders and the Tranche C Term Lenders of such waivable mandatory prepayment three (3) Business Days prior to the payment to the Administrative Agent of such waivable mandatory prepayment (it being understood that the Borrower shall have no liabilities for failing to so notify such Lenders). In the event any such Tranche B Term Lender or Tranche C Term Lender desires to waive such Lender's right to receive any such waivable mandatory prepayment, such Lender shall so advise the Administrative Agent no later than the close of business on the Business Day immediately following the date of such notice from the Administrative Agent. In the event that any such Lender waives such Lender's right to any such waivable mandatory prepayment, the Administrative Agent shall apply 50% of the amount so waived by such Lender to prepay the Tranche A Term Loans to reduce unpaid scheduled installments of principal of the Tranche A Term Loans on a pro rata basis. The Administrative Agent shall return the remainder of the amount so waived by such Lender to the Borrower. Revolving Credit Commitment reductions made pursuant to subsections 2.6(b)(i), (ii) and
(iii) shall be applied to each Lender's Revolving Credit Commitment on a pro rata basis and shall reduce permanently such Commitments.

                 (v) If after giving effect to any reduction of the Revolving Credit Commitments under subsection 2.4, 2.5 or 2.6 the aggregate outstanding principal amount of Swing Line Loans plus the aggregate outstanding principal amount of Revolving Credit Loans plus the aggregate outstanding amount of L/C Obligations shall exceed the aggregate amount of the Revolving Credit Commitments, such reduction shall be accompanied by prepayment in the amount of such excess to be applied (x) first, to the outstanding Swing Line Loans and
(y) second, to outstanding Revolving Credit Loans (in each case, together with any amounts payable under subsection 2.16)); provided that if the aggregate principal amount of Swing Line Loans and Revolving Credit Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion of such excess), the Borrower shall immediately, without notice or demand, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount (but in no event greater than such balance) in a cash collateral account satisfactory to the Administrative Agent established for the benefit of the Revolving Credit Lenders.

                 2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent prior irrevocable notice of such election on or before 11:00 A.M. New York City time, on the Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.

The Borrower may elect from time to time to convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election on or before 11:00 A.M., New York City time, on the third Business Day immediately preceding the date of the proposed conversion and of the amount and Type of Loan to be converted. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is then continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date with respect to such Loan.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans and of the amount and Type of Loan to be converted, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is then continuing or (ii) after the date that is one month prior to the Termination Date with respect to such Loan and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                 (c) All notices given by Borrower under this subsection 2.7 may be made by telephonic notice promptly confirmed in writing.

                 2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 10 Eurodollar Tranches outstanding at any time.

                 2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                 (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable with respect to each Loan in arrears on each Interest Payment Date and on the Termination Date with respect to such Loan, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                 2.10 Computation of Interest and Fees. (a) Interest on Base Rate Loans and fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; all other interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or (c).

                 2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                 (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn in writing by the Administrative Agent (which the Administrative Agent agrees to do when the Administrative Agent has determined, or has been instructed by the Required Lenders that, the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                 2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Revolving Credit Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of Revolving Credit Lenders shall be made pro rata according to the respective Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans or the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder in respect of any Loan, whether on account of principal, interest, Reimbursement Obligations, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders with respect to such Loans, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation hereunder to make its Loan on such Borrowing Date.

                 2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as

Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection
2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be reinstated.

                 2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of net income taxes (including branch profits taxes and minimum taxes) or franchise taxes (imposed in lieu of net income taxes) of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon written demand such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such costs; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender shall notify the Borrower within 120 days after it becomes aware of the imposition of such additional amount or amounts; provided that if such Lender fails to so notify the Borrower within such 120-day period, such Lender shall not be entitled to claim any additional amount or amounts pursuant to this subsection for any period ending on a date which is prior to 120 days before such notification.

                 (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection, showing the calculation thereof in reasonable detail, submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 2.15 Taxes. (a) Except as provided in this subsection 2.15, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding Taxes on net income (including, without limitation, branch profits taxes and minimum taxes) and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between any Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof with respect to any Taxes that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or that are attributable to such Lender's failure to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the relevant Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, if any, received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 (b) Each Lender, Assignee and Participant that is not a citizen or resident of the United States of America, a corporation, partnership created or organized in or under the laws of the United States of America, any estate that is subject to U.S. federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                 (A) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Credit Documents), or successor and related applicable forms, as the case may be; or

                 (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit F (or such other form of statement as shall be reasonably requested by the Borrower from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form (it being understood and agreed that no Participant and, without the prior written consent of the Borrower described in clause (B) of the proviso to the first sentence of subsection 10.6(c), no Assignee shall be entitled to deliver any forms or statements pursuant to this clause
         (B), but rather shall be required to deliver forms pursuant to clause
         (A) of this subsection 2.15(b)).

Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001 or 4224, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations and (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit F (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this subsection 2.15(b). Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any U.S. Taxes from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from the Borrower's reliance on any form, statement, certificate or other information provided to it by such Non-U.S. Lender pursuant to clause (B) or clause (ii) of this subsection 2.15(b). The Borrower hereby agrees that for so long as a Non-U.S. Lender complies with this subsection 2.15(b), the Borrower shall not withhold any amounts from any payments made pursuant to this Agreement to such Non-U.S. Lender, unless the Borrower reasonably determines that it is required by law to withhold or deduct any amounts from any payments made to such Non-U.S. Lender pursuant to this Agreement. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this subsection 2.15(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to subsection 2.15(a)). If any Credit Party other than the Borrower makes any payment to any Non-U.S. Lender under any Credit Document, the foregoing provisions of this subsection 2.15 shall apply to such Non-U.S. Lender and such Credit Party as if such Credit Party were the Borrower (but a Non-U.S. Lender shall not be required to provide any form or make any statement to any such Credit Party unless such Non-U.S. Lender has received a request to do so from such Credit Party and has a reasonable time to comply with such request).

                 (c) If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Non-Excluded Tax paid by the Borrower, which refund, in the good faith judgment of such Lender, is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request from the Borrower, apply for such refund at the Borrower's sole expense. If any Lender receives such refund (as described in the preceding sentence), it shall repay the amount of such refund (together with any interest received thereon) to the Borrower if all the payments due under this Section has been paid in full.

                 2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto (but excluding loss of margin). Such indemnification under this subsection 2.16 may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (but excluding loss of margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Each Lender claiming any payment pursuant to this subsection 2.16 shall do so by giving notice thereof to the Borrower and the Administrative Agent (showing calculation of the amount claimed in reasonable detail) within 60 Business Days after a failure to borrow, convert or continue Eurodollar Loans, or to prepay, after notice or after a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period therefor. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 2.17 Replacement of Lenders. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsections 2.13, 2.14 or 2.15 as a result of any condition described in such subsections, or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.13, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (c) any Lender becomes a "Nonconsenting Lender" (hereinafter defined), then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 10.6 all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.16 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in this subsection 2.17, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to this subsection 2.17, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender."

                 2.18 Certain Fees. The Company agrees to pay to the Administrative Agent, for its own account, a non-refundable administration fee in an amount previously agreed to with the Administrative Agent, payable in advance on the Closing Date and annually in advance on each anniversary thereof prior to the earlier of (x) the Final Maturity Date and (y) the payment in full of all Loans and all other amounts owing under this Agreement.

                 2.19 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to
Section 2.14 or 2.15 shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded taxes giving rise to such payment; provided that
(i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Taxes.

                 (b) Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its reasonable discretion) to designate a different lending office if the making of such a designation would allow the Lender to continue to make and maintain Eurodollar Loans and would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


                         SECTION 3.  LETTERS OF CREDIT

                 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Commitment with respect to Revolving Credit Loans of all Revolving Credit Lenders less the aggregate principal amount of the Swing Line Loans then outstanding would be less than zero.

                 (b) Each Letter of Credit shall (i) be denominated in Dollars,
(ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to the Revolving Loan Termination Date; provided that any Letter of Credit with an expiration date occurring up to twelve months after such Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event later than the fifth Business Day prior to the Revolving Loan Termination
Date).

                 (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or any policies of the Issuing Lender.

                 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving Loan Termination Date by delivering to the Issuing Lender with a copy to the

Administrative Agent at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent (with copies for each Lender) promptly following the issuance thereof.

                 3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans, of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Loan Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Commitment Percentages with respect to Revolving Credit Loans. In addition, the Borrower shall pay to the Administrative Agent, for the sole account of the Issuing Lender, a fee equal to 0.1250% per annum of the aggregate face amount of outstanding Letters of Credit payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Loan Termination Date.

                 (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                 (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                 3.4 L/C Participation. (a) The Issuing Lender irrevocably agrees to sell and hereby sells to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage with respect to Revolving Credit Loans from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Commitment Percentage with respect to Revolving Credit Loans of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 11:00 A.M., New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                 (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                 3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender provided such notice is received by 1:00 P.M., New York City time, on such Business Day, and the next Business Day if such notice is received after such time. The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                 (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date a draft presented under any Letter of Credit is paid by the Issuing Lender until payment in full
(i) at the rate which would be payable on any Loans that are Base Rate Loans at such time until such payment is required to be made pursuant to subsection 3.5(a), and (ii) thereafter, at the rate which would be payable on any Loans that are Base Rate Loans at such time which were then overdue.

                 3.6 Obligations Absolute. (a) The Borrower's obligations under subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

                 (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (unless the Issuing Lender has knowledge of such invalidity, fraud or forgery), or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                 (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                 (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

                 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                 3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall govern and control.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

                 To induce the Agents, the Issuing Lender, the Swing Line Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents, the Issuing Lender, the Swing Line Lender and each Lender that:

                 4.1 Financial Condition. (a) The combined balance sheets of the Lockheed Martin Predecessor Businesses as at December 31, 1996 and December 31, 1995 and the related combined statements of operations and changes in invested equity and cash flows for each of the three years in the period ended December 31, 1996, audited by Coopers & Lybrand L.L.P., copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, in accordance with GAAP the combined financial condition of the Lockheed Martin Predecessor Businesses as of such dates, and the combined results of their operations and changes in invested equity and cash flows for each of the years in the period ended December 31, 1996. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such auditors and as disclosed therein). To the best of the Borrower's knowledge, none of the Lockheed Martin Predecessor Businesses had, at the date of each balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder. To the best of the Borrower's knowledge, during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Lockheed Martin Predecessor Businesses of any material part of its business or property (except as disclosed in the Transaction Documents) other than pursuant to the Asset Contribution and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Lockheed Martin Predecessor Businesses at December 31, 1996.

                 (b) The combined statements of operations and cash flows for the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994 of the Loral Acquired Businesses, audited by Coopers & Lybrand L.L.P., copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, in accordance with GAAP the combined results of operations and cash flows of the Loral Acquired Businesses for the three months ended March 31, 1996, and the years ended December 31, 1995 and 1994. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). To the best of the Borrower's knowledge, during the period from December 31, 1996 to and including the date hereof, there has been no sale, transfer or other disposition by any of the Loral Acquired Businesses of any material part of its business or property (except as disclosed in the Transaction Documents) other than pursuant to the Asset Contribution and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Loral Acquired Businesses at December 31, 1996.

                 (c) The unaudited pro forma condensed consolidated financial statements of the Borrower, as of December 31, 1996 and for the year then ended, certified by a Responsible Officer (the "Pro Forma Financial Statements"), copies of which have been furnished to each Lender, comprise the unaudited combined financial statements of (x) the Lockheed Martin Predecessor Businesses as of December 31, 1996 and for the year then ended and (y) the Loral Acquired Businesses for the three months ended March 31, 1996, adjusted to give effect (as if such events had occurred on such dates) to the Asset Contribution and each of the other transactions contemplated by the Transaction Documents. The Pro Forma Financial Statements have been prepared based on good faith assumptions in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended, and based on the best information available to the Borrower, as of the date of delivery thereof, and reflect on a pro forma basis the financial position and results of operations of the Borrower and its Subsidiaries, as of December 31, 1996, and for the year then ended.

                 4.2 No Change. Since December 31, 1996 there has been no development, event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

                 4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is, or will be on or before the date set forth in subsection 6.12, duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 4.4 Corporate Power; Authorization; Enforceable Obligations. Each of Holdings, the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of such Credit Documents and Transaction Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents and Transaction Documents to which the Borrower and each other Credit Party is a party, except those referred to in subsections 4.17 and 6.13 and those set forth on Schedule
4.4. This Agreement has been, and each other Credit Document and Transaction Document will be, duly executed and delivered on behalf of the Borrower and each other Credit Party. This Agreement constitutes, and each other Credit Document and Transaction Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party thereto enforceable against each such Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 4.5 No Legal Bar. Except as set forth on Schedule 4.5 or as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of each Credit Document, the borrowing and use of the proceeds of the Loans and the consummation of the transactions contemplated by the Credit Documents and the Transaction Documents: (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon Holdings, the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

                 4.6 No Material Litigation. Except as set forth on Schedule 4.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (including after giving effect to the Asset Contribution and the other transactions contemplated by the Transaction Documents) with respect to any Credit Document or any of the transactions contemplated hereby or thereby or which could reasonably be expected to have a Material Adverse Effect.

                 4.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries (i) has good record and insurable title in fee simple to all the real property listed on Schedule 4.8, (ii) has good record and insurable title in fee simple to, or a valid leasehold interest in, all its other material real property, (iii) has good title to, or a valid leasehold interest in, all its other material property and (iv) none of such property in clauses (i) through (iii) is or shall be subject to any Lien except as permitted by subsection 7.3.

                 4.9 Intellectual Property. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the best of the Borrower's knowledge, and except as set forth on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse

Effect. The use of such Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 4.10 Taxes. Except as set forth on Schedule 4.10, each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                 4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                 4.12 ERISA. The Borrower has provided to the Agents a true and correct copy of all Agreements, arrangements and understandings relating to the transfer of Plans from the Seller to the Borrower (the "Transfer Agreements"). The Transfer Agreements are in full force and effect and have not been waived or modified without the consent of the Agents (which shall not be unreasonably withheld) except to the extent any such waiver or modification, singly or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Reportable Event has occurred with respect to any Single Employer Plan, all contributions required to be made with respect to a Plan have been timely made; none of the Borrower or any of its Subsidiaries nor any Commonly Controlled Entity has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no termination or, or institution of proceedings to terminate or appoint a trustee to administer, a Single Employer Plan has occurred; and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower). No "accumulated funding deficiency" (within the meaning of
Section 412 of the Code or Section 302 of ERISA), extension of any amortization period (within the meaning of Section 412 of the Code) or Lien in favor of the PBGC or a Plan has arisen or has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. As of the last annual valuation date prior to the date on which this representation is made or deemed made, the fair market value of the assets available for benefits under each Single Employer Plan did not exceed the actuarial present value of all accumulated benefit obligations under such Plan by more than $20,000,000, all as determined in accordance with Statement of Financial Accounting Standards No. 87. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any outstanding liability, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made in an amount which would be reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

                 4.13 Investment Company Act; Other Regulations. None of the Borrower or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. None of the Borrower or any of its subsidiaries is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                 4.14 Subsidiaries. After giving effect to the consummation of the Transaction, the Subsidiaries of the Borrower and their respective jurisdictions of incorporation shall be as set forth on Schedule 4.14.

                 4.15 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower (i) to finance a portion of the Transaction and related fees and expenses in an aggregate amount not to exceed $185,000,000 and (ii) for working capital purposes in the ordinary course of business of the Borrower and its Subsidiaries.

                 4.16  Environmental Matters.

                 Except insofar as any exception to any of the following, or any aggregation of such exceptions, is not reasonably likely to result in a Material Adverse Effect:

                 (a) The facilities and properties owned, leased or operated Holdings, by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which
         (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                 (b) None of Holdings, the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                 (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                 (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                 (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

                 (f) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                 (g) Holdings, the Borrower and its Subsidiaries hold and are in compliance with all Environmental Permits necessary for their operations.

                 4.17 Collateral Documents. (a) Upon execution and delivery thereof by the parties thereto, each of the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and the Parent Pledge and Security Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described therein are delivered to the Administrative Agent, such security interest shall, subject to the existence of Permitted Liens, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

                 (b) Upon execution and delivery thereof by the parties thereto, each of the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and the Parent Pledge and Security Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein. Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 4.17, each such Agreement has been filed in each of the government offices listed on Schedule 4.17 or arrangements have been made for such filing in such jurisdictions, and upon such filings, and upon the taking of possession by the Administrative Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of liens as permitted by the definition of Permitted Liens, constitute perfected first priority liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except, in the case of each of the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and the Parent Pledge and Security Agreement, to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

                 (c) Upon (a) execution and delivery of the Mortgages by the parties thereto, (b) the recording of such Mortgages in the jurisdiction listed on Schedule 4.17 and (c) the payment of any required mortgage recording taxes, each of the Mortgages will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable lien on the real property described therein and such liens will, as of the Closing Date, subject to the existence of liens as permitted by clauses (a), (e), (f) and (g) of the definition of Permitted Liens, constitute first priority liens on the real property described therein.

                 4.18 Accuracy and Completeness of Information. No fact is known to Holdings, the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, which has not been disclosed to the Lenders by Holdings, the Borrower or its Subsidiaries in writing prior to the date hereof. No document furnished or statement made in writing to the Lenders by Holdings, the Borrower, any Subsidiary or any party to any of the Transaction Documents in connection with the negotiation, preparation or execution of this Agreement or any of the other Credit Documents, taken as a whole, (including the Confidential Offering Memorandum dated April 1997 relating to this facility but excluding all projections (including industry forecasts and statistical data) and pro forma financial statements (whether or not contained therein) which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact or omits to state any such material fact necessary in order to make the statements contained therein not misleading in the context in which such statements are made. The Equity Documents constitute all of the agreements relating to the Equity Investment and the Subordinated Debt Documents constitute all of the agreements relating to the Subordinated Debt.

                 4.19 Solvency. On the Closing Date and after giving effect to the Asset Contribution and the other transactions contemplated by the Transaction Documents including borrowings hereunder on such date and the incurrence of all other Indebtedness and Guarantee Obligations being incurred on such date, the Borrower is "Solvent," in that (a) the property, at a fair valuation, of Holdings and its Subsidiaries, individually and taken together as a single entity, will exceed their debts, (b) the present fair salable value of the assets of Holdings and its Subsidiaries, individually and taken together as a single entity, is not less than the amount that will be required to pay their probable liabilities as such debts become absolute and matured, and (c) the Borrower does not intend to, and does not believe that Holdings and its Subsidiaries, individually and taken together as a single entity, will, incur debts or liabilities beyond the their ability to pay as such debts and liabilities mature. For purposes of this subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                 4.20 Labor Matters. There are no strikes pending or, to the Borrower's knowledge, overtly threatened against Holdings, the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and each of its Subsidiaries (and their predecessors) have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 4.21 Transaction Documents. To the best of the Borrower's knowledge, the representations and warranties contained in the Transaction Documents, taken as a whole, are true and correct in all material respects as of the Closing Date. On the Closing Date, the Asset Contribution will have been consummated in accordance with the Transaction Documents.


                       SECTION 5.  CONDITIONS PRECEDENT

                 5.1 Conditions to Initial Loans. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit (including the making of any Loan or the issuance of any Letter of Credit) on the Closing Date, of the following conditions precedent:

                 (a) Credit Documents. The Administrative Agent shall have received (i) this Agreement, (ii) the Guarantees, (iii) the Mortgages and (iv) the Security Documents, in each case executed, duly acknowledged and delivered by duly authorized officers of each party thereto, with a counterpart or a conformed copy for each Lender. Notwithstanding the foregoing, no Foreign Subsidiary of Holdings or the Borrower shall be required to execute a Subsidiary Guarantee or Subsidiary Pledge and Security Agreement, and no more than 65% of the capital stock of or equity interests in any Foreign Subsidiary of the Borrower, Holdings or any of their Subsidiaries, or any other of their Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder.

                 (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of each of the Transaction Documents and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or any of its Subsidiaries may be a party (after giving effect to the Asset Contribution).

                 (c) Asset Contribution. The Asset Contribution shall have been consummated pursuant to the Transaction Agreement, and no material provision of the Transaction Agreement shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Agents. The Agents shall be reasonably satisfied with the aggregate amount of fees and expenses payable by the Borrower and its Subsidiaries in connection with the transactions contemplated hereby and by the Transaction Documents.

                 (d) Capitalization; Capital Structure (i) After giving effect to the Asset Contribution and the other transactions contemplated by the Transaction Documents, the Borrower shall have the capital structure set forth in the Pro Forma Financial Statements.

                      (ii) The Subordinated Debt Documents shall have been executed and delivered by the parties thereto (and shall be in form and substance reasonably satisfactory to the Agents), shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Agents; and the Borrower shall have issued the Subordinated Debt in a principal amount, and received gross proceeds in the amount of $225,000,000.

                    (iii) The Equity Documents shall have been executed and delivered by the parties thereto (and shall be in form and substance reasonably satisfactory to the Agents), shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Agents; and the Borrower shall have received at least $79,850,000 in net cash proceeds in accordance with the terms of the Equity Documents.

                 (e) Fees. The Agents, the Arranger and the Lenders shall have received all fees, expenses and other consideration required to be paid on or before the Closing Date.

                 (f) Lien Searches. The Administrative Agent shall have received the results of a search of Uniform Commercial Code, tax and judgment filings made with respect to each of the Borrower and its Subsidiaries (after giving effect to the Asset Contribution) and, without duplication, the Lockheed Martin Predecessor Businesses and the Loral Acquired Businesses in the jurisdictions set forth on
         Schedule 4.17 together with copies of financing statements disclosed by such searches, and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens.

                 (g) Consents, Authorizations and Filings, etc. Except for the financing statements contemplated by the Security Documents and the filing of the Security Documents and the Assignment Consent, all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a Material Adverse Effect.

                 (h) Insurance. The Lenders shall have received (i) a reasonably satisfactory schedule describing all insurance maintained by the Borrower and its Subsidiaries (after giving effect to the Asset Contribution) pursuant to subsection 6.5, and (ii) binders (or other customary evidence as to the obtaining and maintenance by the Borrower and its Subsidiaries of such insurance) for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

                 (i) Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened against any Credit Party (a) with respect to this Agreement or any other Credit Document or any Transaction Document or the transactions contemplated hereby or thereby (including the Asset Contribution) or (b) which the Agents or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

                 (j) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                 (k) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder, (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party and (iv) the execution, delivery and performance of the Transaction Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (l) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Credit Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice

         President and the Secretary or any Assistant Secretary of the Borrower.

                 (m) Corporate Proceedings of Other Credit Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (other than the Borrower) authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party, (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party and (iii) the execution, delivery and performance of the Transaction Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (n) Credit Party Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Credit Party (other than the Borrower), dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Credit Party.

                 (o) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Credit Party.

                 (p) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                               (i) the executed legal opinion of each of
                 Simpson Thacher and Bartlett and Fried, Harris, Shriver & Jacobson, counsel to the Borrower and the other Credit Parties, substantially in the form of Exhibits D-1 and D-2, respectively; and

                              (ii) the executed legal opinions of each of
                 Simpson Thacher and Bartlett and Miles & StockBridge, counsel to the Seller delivered pursuant to the Transaction Agreement, each accompanied by a reliance letter in favor of the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

                 (q) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Security Documents together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                 (r) Actions to Perfect Liens. (i) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed. The Borrower shall have delivered to the Administrative Agent (A) each Mortgage, each executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender and (B) legal opinions from local counsel in the jurisdictions of such Mortgage relating to such Mortgage and the perfection of Liens created by the Security Documents on personal property located in such jurisdiction, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                              (ii) The Borrower shall have delivered to the
                 Administrative Agent and the title insurance company issuing the policy referred to below (the "Title Insurance Company") maps or plats of an as-built survey of the sites of the property covered by each Mortgage (other than as set forth on Schedule 6.10) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

                             (iii) The Borrower shall deliver to the
                 Administrative Agent in respect of each parcel covered by each Mortgage (other than as set forth on Schedule 6.10) a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated a date reasonably satisfactory to the Agents. Each such policy shall
                 (A) be in an amount reasonably satisfactory to the Agents; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except for liens permitted by clauses (a), (e), (f) and (g) of the definition of Permitted Liens and such other liens and defects as may be approved by the Agents; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1992; (F) contain such endorsements and affirmative coverage as the Agents may reasonably request and (G) be issued by title companies satisfactory to the Agents (including any such title companies acting as co-insurers or reinsures, at the option of the Agents). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

                              (iv) If required pursuant to Regulation H of the
                 Board of Governors of the Federal Reserve System ("Regulation H") the Borrower shall deliver to the Administrative Agent (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage,
                 (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H.

                               (v) The Borrower shall deliver to the
                 Administrative Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this subsection 3.1(r) and a copy, certified by such parties as the Agents may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage (other than as set forth on Schedule 6.10).

                              (vi) With respect to any parcel of real property
                 owned in fee by the Borrower or any Subsidiary on which fixtures having an aggregate book value exceeding $250,000 are located, take all actions that the Agents may reasonably require, including (if such property is not covered by a recorded Mortgage) the filing of UCC fixture filing financing statements, to cause the security interest created by the Security Documents in such fixtures to be perfected and with respect to any parcel of real property leased by the Borrower or any Subsidiary on which fixtures having an aggregate book value exceeding $250,000 are located, use commercially reasonable efforts to obtain the consent of the landlord of such property to the filing of UCC fixture filing financing statements and make such filings if such consent is obtained.

                 (s) Solvency Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, a solvency opinion reasonably satisfactory to the Agents from an independent valuation firm reasonably satisfactory to the Agents which shall document the solvency of Holdings and its Subsidiaries (including the Borrower) individually and taken together as a single entity, after giving effect to the Asset Contribution, the making of the Loans, the issuance of the Subordinated Debt and the other transactions contemplated hereby and by the Transaction Documents.

                 (t) Environmental Report. The Administrative Agent shall have received an environmental report prepared by H2M Associates, Inc., dated April 1997, regarding Holdings and its Subsidiaries, and a letter that entitles the Administrative Agent, the other Agents and the Lenders to rely on such report as if prepared for and addressed to each of them.

                 (u) Business Plan. The Lenders shall have received a reasonably satisfactory business plan for Holdings and its Subsidiaries for the period beginning January 1, 1997 and ending December 31, 2006, which plan shall include a written analysis of the business and prospects of Holdings and its Subsidiaries.

                 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial Loan but excluding Revolving Credit Loans made to repay Refunded Swing Line Loans) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or will occur or exist after giving effect to the extensions of credit requested to be made on such date.

                 (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agents, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and each Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                       SECTION 6.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Agent hereunder or under any other Credit Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                 6.1 Financial Statements. Furnish to the Administrative Agent with copies for each Lender:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing and (ii) an unaudited unconsolidated balance sheet of Holdings prepared on an equity basis (without footnote disclosure) certified by a Responsible Officer of Holdings as being fairly stated in all material respects;

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 6.2 Certificates; Other Information. Furnish to the Administrative Agent with copies for each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in performing their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the provisions of subsection 7.1, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 6.10 with respect thereto), (ii) none of Holdings, the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                 (c) concurrently with the delivery of financial statements pursuant to subsection 6.1(a) or (b), a certificate of the chief financial officer of the Borrower setting forth, in reasonable detail, the computations, as applicable, of (i) the Debt Ratio, (ii) Excess Cash Flow and (iii) the financial covenants set forth in subsection 7.1, as of such last day or for the fiscal period then ended, as the case may be;

                 (d) not later than 60 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                 (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or Holdings sends to its stockholders, and within five days after the same are filed, copies of all financial statements and other reports which the Borrower or Holdings may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                 (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, the Borrower and each of its Subsidiaries shall have the right not to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the invalidity or amount of such claims.

                 6.4 Conduct of Business and Maintenance of Existence. Except as permitted by subsection 7.5 and subsection 7.6, continue to engage in business of the same general type as now conducted by it (after giving effect to the Transaction); preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and keep all property useful and necessary in its business in good working order and condition except if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the Collateral, and except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 6.5 Maintenance of Property; Insurance. (a) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, cargo loss and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property; provided that in any event the Borrower will maintain, and will cause each of its Subsidiaries to maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall be limited to fixed construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), covering such risks, for such amounts not less than those, and with deductible and self-insurance amounts not greater than those, set forth in Schedule 6.5, (ii) public liability insurance (including products liability coverage) covering such risks, for such amounts no less than those, and with deductible amounts not greater than those, set forth in Schedule 6.5 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. All such insurance shall be provided by insurers or reinsurers which (x) in the case of the United States insurers and reinsurers have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. Such insurers may include a Subsidiary of the Borrower; provided that such Subsidiary need not satisfy the foregoing requirements if all but $15,000,000 of the insurance provided by such Subsidiary is reinsured by one or more reinsurers which satisfy such requirements.

                 (b) The Borrower will deliver to the Administrative Agent on behalf of the Lenders, (i) on the Closing Date, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of any Lender through the Administrative Agent from time to time full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower or any Subsidiary, and (v) promptly after such information is available to the Borrower, full information as to any claim for an amount in excess of $2,500,000 which respect to any property and casualty insurance policy maintained by the Borrower or any Subsidiary. The Administrative Agent shall be named as additional insured on all property and casualty insurance policies and a loss payee on all property insurance policies. Any proceeds from any such insurance policy in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation shall be paid to the Borrower or the Subsidiary; provided that:
(A) the Borrower or the Subsidiary will use such proceeds, condemnation award or other compensation to repair, restore or replace the assets which were the subject of such claim within 6 months (or in the case of real property, 12 months) after receipt thereof (and a Responsible Officer shall deliver a certificate specifying in reasonable detail such usage not later than the last day of such relevant period), and (B) if, at the time of the receipt of such proceeds, condemnation award or other compensation, an Event of Default has occurred and is continuing, the aggregate amount of all such proceeds, condemnation award or other compensation shall be paid to the Administrative Agent and held as collateral for application in accordance with the Security Documents; and provided further that, to the extent that any amount of such proceeds, condemnation award or other compensation are not used or committed during the time periods specified in proviso (A) above, then, if requested by notice from the Required Lenders to the Borrower, all such remaining uncommitted proceeds, condemnation award or other compensation shall be paid to the Administrative Agent and held as Collateral for application in accordance with the Security Documents.

                 6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by a Requirement of Law) at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions; provided, further, that the Borrower shall notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

                 6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                 (a)  the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or (iii) any material asset sale (describing in reasonable detail the assets sold, the consideration received therefor and the proposed use of the proceeds thereof);

                 (c) any other litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $7,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

                 (d) the following events, as soon as possible and in any event within 45 days after the Borrower knows or has reason to know thereof:
         (i) the incurrence of an accumulated funding deficiency or the filing of an application to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
         Section 412 of the Code with respect to a Plan, the creation of any Lien in favor of the PBGC or a Plan, the occurrence of any "Trigger Event" (as defined in the Transfer Agreements) and the reassumption by the Seller of sponsorship of any Single Employer Plan, (ii) except where such event or liability could not reasonably be expected to have a Material Adverse Effect, the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiple Employer Plan), or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or a failure to make any required contribution to a Plan, (iii) the institution of proceedings by the PBGC with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan or (iv) except as could not reasonably be expected to have a Material Adverse Effect, the institution of proceedings or the taking of any other action with respect to the withdrawal from or termination of any Single Employer Plan;

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                 6.8 Environmental Laws. (a)(i) Comply in all material respects with all Environmental Laws applicable to it, and obtain, comply in all material respects with and maintain any and all material Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply in all material respects with all applicable Environmental Laws, and obtain, comply in all material respects with and maintain any and all material Environmental Permits, applicable to any of them. Notwithstanding the foregoing, upon learning of any actual or suspected noncompliance, the Borrower or one or more of its Subsidiaries, as appropriate, shall promptly undertake all reasonable efforts to achieve material compliance.

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions in each case required under applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding applicable Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                 6.9 Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                 6.10 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Subsidiaries (including the Stock of newly created or acquired Subsidiaries) that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (x) any assets described in paragraph (b) of this Section and (y) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 (b) With respect to any Person that, subsequent to the Closing Date, becomes a direct or indirect Subsidiary, promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, such amendments to the Subsidiary Pledge and Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Pledge and Security Agreement, the Subsidiary Guarantee and the Mortgages delivered pursuant to clause (B) below, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, (B) to deliver to the Documentation Agent Mortgages in form and substance reasonably satisfactory to the Documentation Agent with respect to all real property of such Subsidiary, and
(C) to take all actions necessary or advisable to cause each Lien created by the Subsidiary Pledge and Security Agreement and the Mortgages delivered pursuant to clause (B) above to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Foreign Subsidiary of Holdings or the Borrower shall be required to execute a Subsidiary Guarantee or Subsidiary Pledge and Security Agreement, and no more than 65% of the capital stock of or equity interests in any Foreign Subsidiary of the Borrower, Holdings or any of their Subsidiaries, or any other of their Subsidiaries if more than 65% of the assets of such Subsidiary are securities of foreign companies (such determination to be made on the basis of fair market value), shall be required to be pledged hereunder.

                 (c) As promptly as practicable, but in any event within 120 days following the Closing Date, the Borrower shall have delivered to the Administrative Agent (A) a Mortgage with respect the real property described in
Part I of Schedule 6.10, executed and delivered by a duly authorized officer of the mortgagor party thereto, with a counterpart or a conformed copy for each Lender and (B) legal opinions from local counsel in the jurisdiction of such Mortgage relating to such Mortgage and the perfection of Liens created by the Security Documents on personal property located in such jurisdiction, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 (d) As promptly as practical, but in any event within 120 days following the Closing Date, the Borrower shall have delivered to the Administrative Agent and the Title Insurance Company maps or plats of an as-built survey of the sites of the property covered by each Mortgage set forth on Part II of Schedule 6.10 certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

                 (e) As promptly as practical, but in any event within 120 days following the Closing Date, the Borrower shall deliver to the Administrative Agent in respect of each parcel covered by each Mortgage set forth on Part II
Schedule 6.10 a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated a date reasonably satisfactory to the Agents. Each such policy shall (A) be in an amount reasonably satisfactory to the Agents; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except for liens permitted by clauses (a), (e), (f) and (g) of the definition of Permitted Liens and such other liens and defects as may be approved by the Agents; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1992; (F) contain such endorsements and affirmative coverage as the Agents may reasonably request and (G) be issued by title companies satisfactory to the Agents (including any such title companies acting as co-insurers or reinsures, at the option of the Agents). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

                 (f) As promptly as possible, but in any event within 120 days following the Closing Date, the Borrower shall deliver to the Administrative Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 6.10(d) and a copy, certified by such parties as the Agents may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage set forth on Schedule 6.10.

                 (g) As promptly as possible, but in any event within 120 days following the Closing Date, if required pursuant to Regulation H of the Board of Governors of the Federal Reserve System ("Regulation H") the Borrower shall deliver to the Administrative Agent (A) a policy of flood insurance which (1) covers the parcel of improved real property which is encumbered by the Mortgage with respect to the real property set forth on Part I of Schedule 6.10, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not earlier than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H.

                 (h) As promptly as possible, but in any event within 120 days following the Closing Date, with respect to the parcel of real property described in Part I of Schedule 6.10, the Borrower shall take all actions that the Agents may reasonably require, including (if such property is not covered by a recorded Mortgage) the filing of UCC fixture filing financing statements, to cause the security interest created by the Security Documents in such fixtures to be perfected and with respect to any parcel of real property leased by the Borrower or any Subsidiary on which fixtures having an aggregate book value exceeding $250,000 are located, use commercially reasonable efforts to obtain the consent of the landlord of such property to the filing of Ucc fixture filing financing statements and make such filings if such consent is obtained.

                 (i) Use reasonable efforts to take any action reasonably requested by the Agents with respect to any ground lease still in effect on the real property described in Part III of Schedule 6.10.

                 6.11 Interest Rate Protection. Within 180 days after the Closing Date, obtain interest rate protection for a period through June 30, 1999 for a notional amount of at least $59,000,000 on terms and conditions reasonably satisfactory to the Agents.

                 6.12 Foreign Jurisdictions. Within 60 days following the Closing Date, (i) be duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and
(ii) deliver to the Administrative Agent certificates of good standing issued by the Secretary of State (or other relevant officers) of each jurisdiction referred to in clause (i) of this subsection 6.12.

                 6.13 Novation; Federal Assignment of Claims. (a) (i) Use commercially reasonable efforts to cause the Seller to perform its obligations under subsection 7.08 of the Transaction Agreement, (ii) use best efforts to perform its obligations under subsection 8.07 of the Transaction Agreement and
(iii) use its best efforts to obtain as soon as practicable after the Closing Date the completion and effectiveness of the novation of each Government Contract (as defined in the Transaction Agreement) and the consent under the Assignment of Claims Act to the security interest of the Agents and the Lenders in all of the right, title and interest of the Borrower and its Subsidiaries in the Government Contracts (other than the Restricted Government Contracts) sold, assigned, transferred and conveyed by the Seller under the Transaction Agreement.

                 (b) Within ninety (90) days of the creation of a Government Contract or, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower and its Subsidiaries shall notify the Administrative Agent thereof, which notice shall set forth (i) each GC Notice Recipient with respect to such Government Contract and (ii) the anticipated annual gross revenue under such Government Contract and shall execute and deliver to the Administrative Agent all documents, in form and substance reasonably satisfactory to the Administrative Agent, and take all such other action (other than the transmittal of the notice of assignment to the U.S. Government) reasonably required by the Administrative Agent to assign the Receivables arising under such Government Contract (other than any Restricted Government Contract), to the Administrative Agent pursuant to the Assignment of Claims Act. The Borrower agrees that promptly upon obtaining knowledge that any of the information provided pursuant to the first sentence of subsection 6.13(b) has changed, it shall give written notice of such change to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall at the direction of the Required Lenders, transmit any such notice of assignment received by it from the Borrower and its Subsidiaries to the U.S. Government.

                 (c) The Borrower and its Subsidiaries shall apply for and maintain all material facility security clearances and personnel security clearances required of the Borrower under all Requirements of Law to perform and deliver under any and all Government Contracts and as otherwise may be necessary to continue to perform the business of the Borrower and its Subsidiaries.

                 6.14 Maintenance of Collateral; Alterations. Refrain from committing any waste on any Collateral, except in the ordinary course of its business, or make any material change in the use of any Collateral, provided that any Credit Party may sell or lease to any other Person all or any portion of any item of Collateral that the Borrower has determined in good faith is not used or useful in such Credit Party's operating business. Each Credit Party granting a security interest in Collateral constituting real property represents and warrants that, to the best of its knowledge: (a) such Collateral is served by all utilities required or necessary for the current use thereof;
(b) all streets (or public rights-of-way) necessary to serve such Collateral are completed and serviceable and have been dedicated and accepted as such by the appropriate governmental entities or such Collateral is served by insurable easements (or rights-of-way) for ingress and egress to and from such streets (or rights-of-way); and (c) such Credit Party has access to such Collateral from public roads (or rights-of-way), either directly or by insurable easements (or rights-of-way), sufficient to allow such Credit Parties to conduct its business at such Collateral in accordance with sound commercial and industrial practices. The Credit Parties shall, at all times, maintain all non-possessory collateral and all real estate collateral that is materially useful or necessary in their respective businesses, in good operating order, condition and repair, ordinary wear and tear and damage by fire and/or other casualty or taking by condemnation excepted, and in accordance with all applicable laws, rules and regulations, (including, without limitation, Environmental Laws) the failure to comply with which would have a material adverse effect on the value or usefulness of such Collateral, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings. Each Credit Party shall do what is deemed commercially reasonable to maintain and preserve the value of the Collateral.

                 6.15  Arrangements with the Seller.

                 (a) As promptly as practicable, but in any event within 90 days following the Closing Date, the Borrower shall have delivered to the Administrative Agent the Supply Agreement, the License Agreement and the Interim Services Agreement (each as defined in the Transaction Agreement) executed and delivered by the Seller and the Borrower which shall be reasonably satisfactory in form and substance to the Agents; and

                 (b) As promptly as practicable, but in any event within 120 days following the Closing Date, the Borrower shall have delivered to the Administrative Agent the executed consents of the lessors of the real property leased by the Seller (which leaseholds constitute Transferred Assets (as defined in the Transaction Agreement)) to the transfer of such leaseholds to the Borrower, which consents shall be reasonably satisfactory in form and substance to the Agents.

                        SECTION 7.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as any portion of the Commitments remain in effect or any amount is owing to any Lender or any of the Agents hereunder or under any other Credit Document, the Borrower shall not, and (except with respect to subsection 7.1), shall not permit any of its Subsidiaries to, directly or indirectly:

                 7.1  Financial Condition Covenants.

                 (a) Debt Ratio. Permit the Debt Ratio at the last day of any fiscal quarter to be greater than the ratio set forth below opposite the fiscal quarter during which such fiscal quarter occurs:

                          Fiscal Quarter Ending                     Ratio
                          ---------------------                     -----

                          September 30, 1997                        5.75
                          December 31, 1997                         5.50

                          March 31, 1998                            5.50
                          June 30, 1998                             5.50
                          September 30, 1998                        5.25
                          December 31, 1998                         5.25

                          March 31, 1999                            5.25
                          June 30, 1999                             5.25
                          September 30, 1999                        4.75
                          December 31, 1999                         4.75

                          March 31, 2000                            4.75
                          June 30, 2000                             4.75
                          September 30, 2000                        4.25
                          December 31, 2000                         4.25

                          March 31, 2001                            4.25
                          June 30, 2001                             4.25
                          September 30, 2001                        3.60
                          December 31, 2001                         3.60

                          March 31, 2002                            3.60
                          June 30, 2002                             3.60
                          September 30, 2002                        3.10
                          December 31, 2002                         3.10

                          March 31, 2003                            3.10
                          June 30, 2003                             3.10
                          September 30, 2003                        3.10
                          December 31, 2003                         3.10

                          March 31, 2004                            3.10
                          June 30, 2004                             3.10
                          September 30, 2004                        3.10
                          December 31, 2004                         3.10

                          March 31, 2005                            3.10
                          June 30, 2005                             3.10

                          September 30, 2005                        3.10
                          December 31, 2005                         3.10
                          and thereafter

                 (b) Interest Coverage. Permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense during any Test Period to be less than the ratio set forth opposite such period below (such ratio, the "Interest Coverage Ratio"):


                 Test Period                       Interest Coverage Ratio
                 -----------                       -----------------------

                 7/1/97  -  9/30/97                         1.50
                 10/1/97 - 12/31/97                         1.85

                 1/1/98  -  3/31/98                         1.85
                 4/1/98  -  6/30/98                         1.85
                 7/1/98  -  9/30/98                         1.90
                 10/1/98 - 12/31/98                         1.90

                 1/1/99  -  3/31/99                         1.90
                 4/1/99  -  6/30/99                         1.90
                 7/1/99  -  9/30/99                         2.15
                 10/1/99 - 12/31/99                         2.15

                 1/1/00  -  3/31/00                         2.15
                 4/1/00  -  6/30/00                         2.15
                 7/1/00  -  9/30/00                         2.35
                 10/1/00 - 12/31/00                         2.35

                 1/1/01  -  3/31/01                         2.35
                 4/1/01  -  6/30/01                         2.35
                 7/1/01  -  9/30/01                         2.75
                 10/1/01 - 12/31/01                         2.75

                 1/1/02  -  3/31/02                         2.75
                 4/1/02  -  6/30/02                         2.75
                 7/1/02  -  9/30/02                         3.10
                 10/1/02  - and thereafter                  3.10

                 7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including in respect of Interest Rate Agreements, except:

                 (a)  Indebtedness of the Borrower under this Agreement;

                 (b) Indebtedness of the Borrower incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $15,000,000 at any time outstanding;

                 (c) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

                 (d) additional Indebtedness of the Borrower not exceeding $15,000,000 in aggregate principal amount at any one time outstanding;

                 (e) Indebtedness of the Borrower in respect of not more than $225,000,000 principal amount of Subordinated Debt issued on the Closing Date;

                 (f) the Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and reflected on Schedule 7.2(f), and refundings or refinancings thereof, provided that no such refunding or refinancing shall shorten the maturity or increase the principal amount of the original Indebtedness;

                 (g) Indebtedness in respect of the Interest Rate Agreements required by subsection 6.11;

                 (h)  Guarantee Obligations permitted by subsection 7.4;

                 (i) the incurrence by any Credit Party of intercompany Indebtedness between or among the Credit Parties; provided, however, that if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations;

                 (j)  Indebtedness secured by Permitted Liens;

                 (k) Up to $25,000,000 of purchase money Indebtedness the proceeds of which are utilized to acquire the real property (including improvements thereon) and related assets currently utilized by the Wide Band Systems division in Salt Lake City, Utah, on terms reasonably satisfactory to the Lenders.

                 7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary, or which are set forth in title insurance policies or commitments delivered to Administrative Agent pursuant to the terms of this Agreement;

                 (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(f), provided that no such Lien is expanded to cover any additional property (other than after-acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such
         Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the original Indebtedness; and provided, further, that the assets of the Borrower and its Subsidiaries encumbered by such Liens are existing equipment and other existing tangible assets;

                 (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 7.2(b) and subsection 7.2(k) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired;

                 (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(c), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased;

                 (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $2,500,000 in aggregate amount at any time outstanding;

                 (j)  Liens created pursuant to the Security Documents;

                 (k) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases entered into in the ordinary course of business;

                 (l) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

                 (m) so long as no Default or Event of Default shall have occurred and be continuing under subsection 8(h), attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $7,500,000;

                 (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower, or any of its subsidiaries in the ordinary course of business; and

                 (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.


                 7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                 (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall shorten the fixed maturity or increase the principal amount of the Indebtedness guaranteed by the original guarantee;

                 (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $15,000,000 at any one time outstanding for the Borrower and its Subsidiaries;

                 (c) guarantees made by the Subsidiaries of the Borrower pursuant to the Subordinated Debt Documents;

                 (d)  Guarantee Obligations under the Credit Documents;

                 (e)  the L/C Obligations;

                 (f) Guarantee Obligations of the Borrower or any Subsidiary in respect of obligations of a Subsidiary permitted to be incurred by such Subsidiary by this Agreement;

                 (g) Guarantee Obligations in respect of surety bonds which shall not exceed $10,000,000 at any time;

                 (h) indemnities in favor of the companies issuing title insurance policies insuring the Mortgages to induce such issuance; and

                 (i) indemnities made in the Commitment Letter, the Credit Documents and the Transaction Documents and in the Constitutional Documents of the Borrower and its Subsidiaries.

                 7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporations);

                 (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower that is a Credit Party; and

                 (c) the Asset Contribution.

                 7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                 (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                 (b) the sale of any property or assets not otherwise permitted by this Section 7.6; provided that the Net Proceeds thereof shall be applied pursuant to subsection 2.6(b)(ii); provided, further, that (i) the aggregate amount of proceeds of all such Asset Sales does not exceed (x) $20,000,000 in fiscal year 1997 or (y) $30,000,000 since the date of this Agreement and (ii) the aggregate amount of non-cash consideration received from such Asset Sales under shall not exceed $5,000,000 since the date of this Agreement;

                 (c)  as permitted pursuant to subsection 7.5(b);

                 (d) the sale, lease, transfer or exchange of inventory in the ordinary course of business;

                 (e) subject to subsection 6.5, transfers resulting from any casualty or condemnation of property or assets;

                 (f) intercompany sales or transfers of assets made in the ordinary course of business;

                 (g) licenses, leases or subleases of tangible property in the ordinary course of business;

                 (h) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

                 (i) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and

                 (j) (i) the sale of the real property used by the Borrower's Aviation Recorder Division on the date hereof (including all improvements thereto) in Sarasota, Florida, solely for cash proceeds of at least $7,500,000 and (ii) the sale of all or substantially all of the assets of the Borrower's Hycor Division (as constituted on the date hereof) solely for cash proceeds of at least $5,000,000, provided that (x) the first $20,000,000 of the proceeds of such sales are applied pursuant to subsection 2.6(b)(ii) and (y) to the extent the aggregate proceeds of asset sales permitted by this clause (j) exceed $20,000,000, the Borrower shall utilize such excess proceeds for the prepayment of Loans and the reduction of Commitments pursuant to subsection 2.6(b)(ii) (without giving effect to the proviso thereto).

                 7.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary other than Permitted Stock Payments.

                 7.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

                 Fiscal Year                       Amount
                 -----------                       ------

                 1997                              $18,500,000
                 1998                               27,500,000
                 1999                               27,500,000
                 2000                               30,000,000
                 2001                               32,500,000
                 2002                               32,500,000
                 2003                               35,000,000

                 2004                               37,500,000
                 2005 and thereafter                40,000,000;

provided, that up to 25% of any such amount not so expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year.

                 7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except :

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)  investments in Cash Equivalents;

                 (c) loans to officers of the Borrower listed on Schedule 7.9(c) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

                 (d) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

                 (e) investments by the Borrower in its Subsidiaries that are Credit Parties and investments by such Subsidiaries in the Borrower and in other Subsidiaries that are Credit Parties;

                 (f) so long as no Event of Default has occurred and is continuing, loans by the Borrower to its employees (other than any Principals or their Related Parties) in connection with (i) management incentive plans and (ii) management stock purchase plans, in an aggregate amount not to exceed $3,000,000;

                 (g) Investments in existence on the Closing Date set forth on
         Schedule 7.9(g) and extensions, renewals, modifications or restatements or replacements thereof; provided that no such extension, renewal, modification or restatement shall increase the amount of the original loan, advance or investment;

                 (h) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by subsection 7.6(b);

                 (i) Investments required by subsection 6.11 and Investments permitted by subsection 7.6(b) and subsection 7.6(j);

                 (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                 (k) so long as no Event of Default has occurred and is continuing, in addition to the foregoing, Investments in an aggregate amount not exceeding $15,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding.

                 7.10 Limitation on Optional Payments and Modifications of Instruments and Agreements. (a) Make any optional payment or prepayment on or redemption or purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, any Subordinated Debt or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of any such Subordinated Debt Documents (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                 (b) Amend its Constitutional Documents in any manner which could adversely affect the rights of the Lenders under the Credit Documents or their ability to enforce the same.

                 (c) Modify or amend, or waive any provision or condition contained in, any of the Transaction Documents in any manner that could reasonably be expected to be adverse to the Lenders.

                 7.11 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of the Borrower's or such Subsidiary's business and
(iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                 (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                       (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

                      (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

                     (iii) payments to directors and officers of the Borrower and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Constitutional Documents or other corporate action of the Borrower or its Subsidiaries, respectively, or pursuant to applicable law; and

                      (iv) transactions described in the Transaction Documents.

                 7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary; provided that the Borrower may enter into a sale and leaseback transaction if the Borrower could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness, in each case in accordance with the restrictions contained in this Agreement and the other Credit Documents.

                 7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                 7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Subordinated Debt Documents and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                 7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for Similar Businesses.

                 7.16 Designated Senior Debt. Designate any Indebtedness or other obligation, other than Indebtedness under the Credit Documents, as "Designated Senior Debt," as such term is defined in the Indenture as in effect on the Closing Date, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Indenture or any other Indebtedness or other obligation of the Borrower and its Subsidiaries(other than as a result of a payment default).


                         SECTION 8.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 7 or subsection 6.5(a) of this Agreement, Section 4 of the Parent Guarantee, Section 4 of the Subsidiary Guarantee, Section 4 of the Parent Pledge and Security Agreement, Section 4 of the Borrower Pledge and Security Agreement, or Section 4 of the Subsidiary Pledge and Security Agreement; or

                 (d) The Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                 (e) The Borrower or any of its Subsidiaries shall (i) default
         (x) in any payment of principal of or interest of any Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or Interest Rate Agreement Obligations or (y) in the payment of any Guarantee Obligation (excluding any guaranties of the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless (i) the aggregate amount of Indebtedness, Interest Rate Agreement Obligations and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $7,500,000 and (ii) such default continues for a period in excess of 10 days; or

                 (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Holdings, Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan that is not in the ordinary course; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance (which coverage has been acknowledged by the appropriate insurers)) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect (unless released by the Administrative Agent at the direction of the requisite Lenders or as otherwise permitted under this Agreement or the other Credit Documents), or the Borrower or any other Credit Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent); or

                 (j) the Guarantee Obligation of any Credit Party under the Credit Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Credit Party or any Person acting on behalf of any Credit Party, shall deny or disaffirm its obligations under such Guarantee Obligation;

                 (k) There shall have occurred a Change in Control; or

                 (l) either (i) the novation of any Government Contract existing on the date of this Agreement shall not be complete and effective prior to October 31, 1998 if such failures, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) the consent to assignment of claims under any Government Contract (other than any Restricted Government Contract) existing on the date of this Agreement to the Administrative Agent on behalf of the Lenders shall not have been obtained prior to October 31, 1998 if such failures, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) the Governmental Authority authorized to approve any such novation or consent to any such assignment requires a condition to the effectiveness to any such novation or consent which, if agreed to by the Company, could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         EXCEPT AS EXPRESSLY PROVIDED ABOVE IN THIS SECTION, PRESENTMENT, DEMAND, PROTEST AND ALL OTHER NOTICES OF ANY KIND ARE HEREBY EXPRESSLY WAIVED.


                     SECTION 9.  THE AGENTS; THE ARRANGER

                 9.1 Appointment. Each Lender hereby irrevocably designates and appoints each of the Agents as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes each of the Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any of the Agents.

                 9.2 Delegation of Duties. The Agents may execute any of their duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 9.3 Exculpatory Provisions. Neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

                 9.4 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Except as expressly provided in this Agreement, the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                 9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any of the

Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit worthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any of the Agents hereunder (or copies of which have been provided to the Administrative Agent pursuant to this Agreement), none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or credit worthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 9.7 Indemnification. The Lenders agree to indemnify each of the Agents in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages with respect to all Types of Loans in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Agents under or in connection with any of the foregoing provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                 9.8 Agents, in Their Individual Capacities. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agents were not acting in such capacities hereunder and under the other Credit Documents. With respect to the Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacities.

                 9.9 Successor Administrative Agent, Syndication Agents and Documentation Agent. The Administrative Agent, the Syndication Agent or the

Documentation Agent may resign as Administrative Agent, Syndication Agent or Documentation Agent, as the case may be, upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents or if Syndication Agent or the Documentation Agent shall resign as Syndication Agent or Documentation Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower, which approval shall not be unreasonably withheld), shall succeed to the rights, powers and duties of the Administrative Agent or a Syndication Agent or the Documentation Agent, as the case may be, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" or a "Syndication Agent" or "Documentation Agent," as the case may be, shall mean or include such successor agent, and the former Administrative Agent's or Syndication Agent's or Documentation Agent's, as the case may be, rights, powers and duties as Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's or Syndication Agent's or Documentation Agent's resignation as Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent or Documentation Agent, as the case may be, under this Agreement and the other Credit Documents.

                 9.10 The Arranger. Except as expressly set forth herein, the Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Credit Documents.


                          SECTION 10.  MISCELLANEOUS

                 10.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend any scheduled date of maturity of any Loan, extend the expiration of any Letter of Credit beyond the Revolving Credit Termination Date, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or increase the commitment of any Lender or extend the expiry of the commitment of any Lender without the consent of such Lender, or
(ii) amend, modify or waive any
provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Requisite Class Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents, in each case without the written consent of all the Lenders, or (iii) release all or substantially all of the Collateral or release all or substantially all of the Credit Parties from their Guarantee Obligations under the Credit Document without the consent of all Lenders, or (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Agents, (v) amend, modify or waive any provision of subsection 2.1(b), any other provision of this Agreement relating to the Swing Line Loans or the Swing Line Note without the written consent of the Swing Line Lender, or (vi) amend, modify or waive any provision of this Agreement or any other Credit Document which would directly and adversely affect the Arrangers or the Agents or the Issuing Lender or the Swing Line Lender without the written consent of the Arranger, the Agents or the Issuing Lender or the Swing Line Lender, as the case may be. In addition to the foregoing, no amendment, modification, termination or waiver of any provision of subsection 2.5 or subsection 2.6 which has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments (or the applications thereof) or Commitment reductions applicable to any Class (an "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection
2.6 with respect to only one Class shall be deemed to not disproportionately disadvantage the other Class and, therefore, shall not require the consent of Requisite Class Lenders of such other Class). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Issuing Lender and all future holders of the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as issuance of a new Letter of Credit. In the case of any waiver, the Borrower, the Lenders and the Agents and the Issuing Lender shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent, the Syndication Agent and the Documentation Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower or
         any of its
         Subsidiaries:            L-3 Communications Corporation
                                  600 Third Avenue, 34th Floor
                                  New York, NY  10016

                                  Attention:       Robert LaPenta
                                  Fax:             (212) 805-5470


                                  Simpson Thacher & Bartlett
                                  425 Lexington Avenue, 14th Floor
                                  New York, NY  10017-3954

                                  Attention:       Marissa C. Wesely, Esq.
                                  Fax:             (212) 455-2502

    The Administrative
         Agent:                   Bank of America NT & SA
                                  335 Madison Avenue
                                  New York, NY 10017

                                  Attention:       Linda Carper
                                  Fax:             (212) 503-7502


    The Documentation
         Agent:                   Lehman Commercial Paper Inc.
                                  3 World Financial Center, 9th Floor
                                  New York, New York  10285

                                  Attention:       Michelle Swanson
                                  Fax:             (212) 528-0819

    The Syndication
         Agent:                   Lehman Commercial Paper Inc.
                                  3 World Financial Center, 9th Floor
                                  New York, New York 10285

                                  Attention:       Michelle Swanson
                                  Fax:             (212) 528-0819


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.12 or 3.2 shall not be effective until received.

                 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Agents for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, charges and disbursements of a single counsel for the Lenders (in addition to any local counsel), (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to any Agent, (c) to pay, indemnify, and hold each Lender and each Agent and each Issuing Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and
(d) to pay, indemnify, and hold each Lender and each Arranger, each Agent and each Issuing Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Credit Documents or the use of the proceeds of the Loans in connection with the Transaction, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), it being understood that the Borrower shall have an obligation hereunder to the Lender or any Agent with respect to any indemnified liabilities incurred by any Agents, Arranger or the Issuing Lender or any Lender as a result of any Materials of Environmental Concern that are first manufactured, emitted, generated, treated, released, spilled, stored or disposed of on, at or from any Property or any violation of any Environmental Law, which in any case first occurs on or with respect to such Property (i) after the Property is transferred to any Agent, Arranger, Issuing Lender or any Lender or their successors or assigns by foreclosure sale, deed in lieu of foreclosure, or similar transfer or, following such transfer, (ii) in connection with, but prior to, the sale, leasing or other transfer of such Property by such Agent, Arranger, Issuing Lender, or any Lender or their successors or assigns to one or more third parties; provided, however, that the Borrower shall have no obligation hereunder to any Agent or the Issuing Lender or any Lender with respect to otherwise indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or the Issuing Lender or any such Lender, or with respect to otherwise indemnified liabilities following the sale, leasing or other transfer of such Property to one or more third parties. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                 10.6 Successors and Assigns; Participation and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 with respect to its participation in the Letters of Credit, the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that in the case of subsection 2.15, such Participant shall have complied with the requirements of said Section; provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate thereof or, in the case of Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities, any other such fund which is under common management with such Lender, or, with the consent of the Borrower and the Agents (which in each case shall not be unreasonably withheld), to an additional bank, fund which is regularly engaged in making, purchasing or investing in loans or securities, or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agents) and delivered to the Administrative Agent for its acceptance and recording in the Register with a copy to the Syndication Agent, provided that, in the case of any such assignment to an additional bank or financial institution, (A) either (x) such assignment is of all the rights and obligations of the assigning Lender or (y) the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agents) and (B) each Assignee which is a Non-U.S. Lender shall comply with the provisions of clause (A) of subsection 2.15(b) hereof, or, with the prior written consent of the Borrower, which shall not be unreasonably withheld, the provisions of clause (B) of subsection 2.15(b) hereof (and, in either case, with all of the other provisions of subsection 2.15(b) hereof). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                 (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and Commitments of and principal amounts of the Loans of each Type owing to, each Lender from time to time and the registered owners of the Obligations evidenced by the Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan, a Note or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled."

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agents) together with payment to the Administrative Agent of a registration and processing fee of $3,000 (provided that no such payment shall be required whenever LCPI or BOA is the assigning Lender), the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                 (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Loan is transferred to any Transferee which would be a Non-U.S. Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no U.S. Taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Borrower such Internal Revenue Service Forms required to be furnished pursuant to subsection 2.15(b) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) to be bound by the provisions of subsection 2.15(b).

                 (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 10.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

                 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 10.12 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                 (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                 (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                 10.13 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                 (b) none of the Arrangers, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ARRANGERS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 10.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof,

(iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          L-3 Communications Corporation


                          By:__________________________________
                             Title:


                          Lehman Commercial Paper Inc.,
                            as Documentation Agent, Syndication Agent,
                            Arranger and as a Lender


                          By:__________________________________
                              Title:


                          Bank of America NT & SA
                            as Administrative Agent
                            and as a Lender


                          By:__________________________________
                             Title:


                          CITIBANK, N.A.
                             as a Lender


                          By:__________________________________
                             Title:


                          CREDIT LYONNAIS, NEW YORK BRANCH
                             as Co-Agent and as a Lender


                          By:__________________________________
                             Title:


                          FLEET NATIONAL BANK,
                            as Co-Agent and Lender


                          By:__________________________________
                             Name:
                             Title:

                          MARINE MIDLAND BANK
                            as Co-Agent and as a Lender


                          By:__________________________________
                             Title:


                          BANK OF NOVA SCOTIA
                            as Co-Agent and as a Lender


                          By:__________________________________
                             Name:
                             Title:


                          BANKBOSTON, N.A.


                          By:__________________________________
                             Name:
                             Title:


                          THE FIRST NATIONAL BANK OF BOSTON
                            as Co-Agent and as a Lender


                          By:__________________________________
                             Title:


                           THE FIRST NATIONAL BANK OF CHICAGO
                             as Co-Agent and as a Lender


                          By:__________________________________
                             Title:


                          THE FUJI BANK, LIMITED NEW YORK BRANCH
                            as Co-Agent and as a Lender


                          By:__________________________________
                             Title:

                          CANADIAN IMPERIAL BANK OF COMMERCE


                          By:__________________________________
                             Name:
                             Title:



                          CITIBANK, N.A.
                            as Co-Agent and as a Lender


                          By:__________________________________
                             Title:


                          THE ING CAPITAL SENIOR SECURED
                            HIGH INCOME FUND, L.P.
                            as a Lender


                          By:__________________________________
                             Title:


                          KZH HOLDING CORPORATION II


                          By:__________________________________
                             Name:
                             Title:


                          MERRILL LYNCH SENIOR FLOATING
                            RATE FUND, INC., as a Lender


                          By:__________________________________
                             Title:


                          KZH HOLDING CORPORATION


                          By:__________________________________
                             Name:
                             Title:


                          METROPOLITAN LIFE INSURANCE COMPANY


                          By:__________________________________
                             Name:
                             Title:

                          OAK HILL SECURITIES FUND, L.P.

                          By: Oak Hill Securities GenPar, L.P.
                              its General Partner

                          By:  Oak Hill Securities MGP, Inc.,
                               its General Partner


                          By:__________________________________
                             Name:
                             Title:



                          OCTAGON CREDIT INVESTORS LOAN
                            PORTFOLIO (a unit of the Chase
                            Manhattan Bank)


                          By:__________________________________
                             Name:
                             Title:


                          PARIBAS CAPITAL FUNDING LLC
                            as a Lender


                          By:__________________________________
                             Title:


                          PILGRIM AMERICA PRIME RATE TRUST
                            as a Lender


                          By:__________________________________
                             Title:


                          PRIME INCOME TRUST
                            as a Lender


                          By:__________________________________
                             Title:


                          ROYALTON COMPANY
                            as a Lender


                          By:__________________________________
                             Title:

                          CRESCENT/MACHI PARTNERS L.P.
                          By TCW Asset Management Company
                          its Investment Manager,
                            as a Lender


                          By:__________________________________
                             Name:
                             Title:


                          TCW Asset Management Company
                           as Attorney-in Fact for United
                           Companies Life Insurance Company,
                            as a Lender


                          By:__________________________________
                             Name:
                             Title:


                          VAN KAMPEN AMERICAN CAPITAL
                            PRIME RATE INCOME TRUST


                          By:__________________________________
                             Name:
                             Title:


                          BANK OF MONTREAL
                            as a Lender


                          By:__________________________________
                             Title:


                          BANK OF TOKYO-MITSUBISHI TRUST
                            COMPANY
                            as a Lender


                          By:__________________________________
                             Title:

                          BANQUE FRANCAISE DU COMMERCE
                            EXTERIEUR


                          By:__________________________________
                             Name:
                             Title:


                          By:__________________________________
                             Name:
                             Title:


                          BHF BANK AKTIENGESELLSCHAFT
                           GRAND CAYMAN BRANCH


                          By:__________________________________
                             Name:
                             Title:


                          CORESTATES BANK, N.A.
                            as a Lender


                          By:__________________________________
                             Title:


                          GOLDMAN SACHS CREDIT PARTNERS, L.P.
                            as a Lender


                          By:__________________________________
                             Title:


                          PNC BANK, NATIONAL ASSOCIATION
                            as a Lender


                            By:__________________________________
                               Name:
                               Title:

                          SKANDINAVISKA ENSKILDA BANKEN
                            CORPORATION
                            as a Lender


                          By:__________________________________
                             Title:


                          SOCIETE GENERALE, NEW YORK BRANCH


                          By:__________________________________
                             Name:
                             Title:


                          THE SUMITOMO BANK, LIMITED
                            as a Lender


                          By:__________________________________
                             Title:


                          THE BANK OF NEW YORK
                            as a Lender


                          By:__________________________________
                             Title:


                          THE MITSUBISHI TRUST AND BANKING
                            CORPORATION
                            as a Lender


                          By:__________________________________
                             Title:


                          TRANSAMERICA BUSINESS CREDIT
                            CORPORATION


                          By:__________________________________
                             Name:
                             Title:


                          U.S. BANK
                            as a Lender


                          By:__________________________________
                             Title:

                        L-3 COMMUNICATIONS CORPORATION

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT


                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of August 13, 1997 and entered into by and among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER") which is wholly owned by L-3 COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), the Lenders party to the Credit Agreement referred to below on the date hereof (the "LENDERS"), LEHMAN COMMERCIAL PAPER INC. ("LCPI") as arranger (in such capacity, the "ARRANGER"), LCPI, as syndication agent (in such capacity, the "SYNDICATION AGENT"), LCPI, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and BANK OF AMERICA NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). All capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                             W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders, the Arranger, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement dated as of April 30, 1997 (the "CREDIT AGREEMENT"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT

                  1.1. The definition of L/C Commitment in Section 1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

                           ""L/C Commitment":  $30,000,000."

                  1.2. The second sentence of Section 2.2 of the Credit Agreement is hereby stricken and amended to read as follows:

                           "Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans (other than Swing Line Loans), $2,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $2,000,000, such lesser amount), (y) in the case of Swing Line Loans, as provided in subsection 2.1(b)(i) and (z) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof."

                  1.3. The last sentence of Section 2.6(a) of the Credit Agreement is hereby stricken and amended to read as follows:

                           "Partial prepayments shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof."

                  1.4. Section 2.6(b)(iv) of the Credit Agreement is hereby amended by adding the following sentence to the end of the Section:

                           "Mandatory prepayments shall not be subject to any minimum amount requirement."

                  1.5. Section 2.8 of the Credit Agreement is hereby stricken and amended to read as follows:

                           "2.8 Minimum Amounts and Maximum Number of
         Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof. All Loans hereunder may be converted or continued into Base Rate Loans without reference to the minimum principal amount requirements for new Base Rate borrowings set forth in Section 2.2 above. In no event shall there be more than 15 Eurodollar Tranches outstanding at any time.

                  1.6. The second sentence of Section 3.5(a) of the Credit Agreement is hereby stricken and amended to read as follows:

                           "The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment."

                  1.7. Section 6.1 of the Credit Agreement is hereby stricken and amended to read as follows:

                           "(a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, (i) a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing and (ii) an unaudited unconsolidated balance sheet of Holdings prepared on an equity basis (without footnote disclosure) certified by a Responsible Officer of Holdings as being fairly stated in all material respects;

                           (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments)."

                  1.8. Exhibit G to the Credit Agreement is hereby stricken an amended to read as Exhibit A hereto.

                  SECTION 2. CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

                  2.1. On or before the First Amendment Effective Date, the Borrower shall have delivered to Administrative Agent executed copies of this Amendment.

                  2.2. On or before the First Amendment Effective Date, the Required Lenders shall have delivered to the Administrative Agent an executed original or facsimile of a counterpart of this Amendment.

                  2.3. The Boards of Directors of Holdings and the Borrower shall have duly authorized the execution, delivery and performance of this Amendment.

                  SECTION 3. BORROWER'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                  3.1. Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  3.2. Authorization of Amendment. The execution and delivery of this Amendment has been duly authorized by all necessary corporate action on the part of the Borrower.

                  3.3. No Conflict. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement by the Borrower does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or any of its Subsidiaries.

                  3.4. Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement by the Borrower does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  3.5. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and, when executed and delivered, will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  3.6. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  3.7. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a potential Event of Default.

                  SECTION 4. MISCELLANEOUS

                  4.1. Reference to and Effect on the Credit Agreement and the other Credit Documents.

                           (a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                           (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

                  4.2. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 9 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

                  4.3. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  4.4. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  4.5. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                           (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                           (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN
         SECTION 10.2 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                           (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                           (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  4.6. Acknowledgements. The Borrower hereby acknowledges that:

                           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                           (b) none of the Arrangers, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                           (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  4.7. WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ARRANGERS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  4.8. Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (excluding any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  4.9. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower, the Required Lenders, the Arranger, the Syndication Agent, the Documentation Agent and the Administrative Agent and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         In WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                          L-3 COMMUNICATIONS CORPORATION


                                          By: /s/ Lawrence W. O'Brien
                                              -----------------------
                                          Name:  Lawrence O'Brien
                                          Title: Vice President & Treasurer


                                          LEHMAN COMMERCIAL PAPER INC.,
                                           as Documentation Agent, Syndication
                                           Agent, Arranger and as a Lender


                                          By: /S/ Michele Swenson
                                              -----------------------
                                          Name:  Michele Swenson
                                          Title: Authorized Signatory


                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Administrative
                                          Agent


                                          By: /s/ Dietmar Schiel
                                              -----------------------
                                          Name:  Dietmar Schiel
                                          Title: Vice President


                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Lender

                                          By: /s/ Linda A. Carper
                                              -----------------------
                                          Name:  Linda A. Carper
                                          Title: Managing Director

                                          CREDIT LYONNAIS, NEW YORK BRANCH
                                          as Co-Agent and as a Lender


                                          By: /s/ Attila Koc
                                              -----------------------
                                          Name:  Attila Koc
                                          Title:


                                          FLEET NATIONAL BANK,
                                          as Co-Agent and Lender


                                          By: /s/ Roger C. Boucher
                                              -----------------------
                                          Name:   ROGER C. BOUCHER
                                          Title:  VICE PRESIDENT


                                          MARINE MIDLAND BANK
                                          as Co-Agent and as a Lender


                                          By:/s/ JB Lyons
                                              -----------------------
                                          Name:  JB Lyons
                                          Title:


                                          BANK OF NOVA SCOTIA,
                                          as Co-Agent and as a Lender


                                          By: /s/ J.R. Trimble
                                              -----------------------
                                          Name:   J.R. Trimble
                                          Title:  Senior Relationship Manager


                                          KZH - CRESCENT CORPORATION

                                          By: /s/ Virginia R. Conway
                                              -----------------------
                                          Name:   Virginia R. Conway
                                          Title:  Authorized Agent

                                          BANKBOSTON, N.A.


                                          By: /s/ Gregory R.D. Clark
                                              -----------------------
                                          Name:  Gregory R.D. Clark
                                          Title: Managing Director



                                          THE FIRST NATIONAL BANK OF CHICAGO
                                          as Co-Agent and as a Lender


                                          By: /s/ Amy L. Golz
                                              -----------------------
                                          Name:  Amy L. Golz
                                          Title: Vice President



                                          THE FUJI BANK, LIMITED NEW YORK BRANCH
                                          as Co-Agent and as a Lender


                                          By: /s/ Teiji Teramoto
                                              -----------------------
                                          Name:   Teiji Teramoto
                                          Title:  Vice President & Manager



                                          CITIBANK, N.A.
                                          as Co-Agent and as a Lender


                                          By: /s/ Hans L. Christensen
                                              -----------------------
                                          Name:  Hans L. Christensen
                                          Title: Vice President

                                          THE ING CAPITAL SENIOR SECURED
                                          HIGH INCOME FUND, L.P.
                                          as a Lender


                                          By:
                                              -----------------------
                                          Name:
                                          Title:



                                          KZH - ING-1 CORPORATION


                                          By: /s/ Virginia R. Conway
                                              -----------------------
                                          Name:  Virginia R. Conway
                                          Title: Authorized Agent



                                          KZH - SOLEIL CORPORATION


                                          By: /s/ Virginia R. Conway
                                              -----------------------
                                          Name:  Virginia R. Conway
                                          Title: Authorized Agent



                                          MERRILL LYNCH SENIOR FLOATING
                                          RATE FUND, INC.,
                                          as a Lender


                                          By:
                                              -----------------------
                                          Name:
                                          Title:



                                          METROPOLITAN LIFE INSURANCE COMPANY


                                          By: /s/ James R. Dingler
                                              -----------------------
                                          Name:  James R. Dingler
                                          Title: Assistant Vice President

                                          OAK HILL SECURITIES FUND, L.P.

                                          By:  Oak Hill Securities GenPar, L.P.
                                               its General Partner

                                          By:  Oak Hill Securities MGP, Inc.,
                                               its General Partner


                                          By:
                                              -----------------------
                                          Name:
                                          Title:



                                          OCTAGON CREDIT INVESTORS LOAN
                                          PORTFOLIO (a unit of the Chase
                                          Manhattan Bank)


                                          By: /s/ Richard W. Stewart
                                              -----------------------
                                          Name:  Richard W. Stewart
                                          Title: Managing Director



                                          PARIBAS CAPITAL FUNDING LLC
                                          as a Lender


                                          By:
                                              -----------------------
                                          Name:
                                          Title:



                                          PRIME INCOME TRUST
                                          as a Lender


                                          By:
                                              -----------------------
                                          Name:
                                          Title:

                                        ROYALTON COMPANY, By Pacific
                                        Investment Management Company, as its
                                        Investment Advisor


                                        By: /s/ Ray Kennedy
                                            -----------------------
                                        Name:  Ray Kennedy
                                        Title: Vice President



                                        CRESCENT/MACHI PARTNERS L.P.
                                        By:     TCW Asset Management Company,
                                                its Investment Manager,
                                                as a Lender


                                        By: /s/ Justin L. Driscoll
                                            -----------------------
                                        Name:  Justin L. Driscoll
                                        Title: Senior Vice President



                                        TCW ASSET MANAGEMENT COMPANY
                                        as Attorney-in-Fact for United
                                        Companies Life Insurance Company, as
                                        a Lender


                                        By:
                                            -----------------------
                                        Name:
                                        Title:



                                        VAN KAMPEN AMERICAN CAPITAL
                                        PRIME RATE INCOME TRUST


                                        By: /s/ Jeffrey W. Maillet
                                            -----------------------
                                        Name:  Jeffrey W. Maillet
                                        Title: Senior Vice President & Director

                                        BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY
                                        as a Lender


                                        By: /s/ Paul P. Malecki
                                            -----------------------
                                            Name:  Paul P. Malecki
                                            Title: Vice President


                                        NATEXIS BANQUE BFCE F/K/A
                                        BANQUE FRANCAISE DU COMMERCE
                                        EXTERIEUR


                                        By: G.K. DT
                                            -----------------------
                                            Name:  Kevin Dooley
                                            Title: Vice President


                                        By: FL
                                            -----------------------
                                            Name:  VP
                                            Title: VP



                                        BHF BANK AKTIENGESELLSCHAFT
                                         GRAND CAYMAN BRANCH


                                        By: /s/ John Sykes /s/ Hans Sholz
                                            -----------------------------
                                            Name:  John Sykes Hans Sholz
                                            Title: AVP        AVP



                                        CORESTATES BANK, N.A.
                                         as a Lender


                                        By: /s/ Matthew T. Panarzse
                                            -----------------------
                                            Name:  Matthew T. Panarzse
                                            Title: Vice President

                                        GOLDMAN SACHS CREDIT PARTNERS, L.P.
                                        as a Lender


                                        By:
                                            -----------------------
                                        Name:
                                        Title:



                                        PNC BANK, NATIONAL ASSOCIATION
                                        as a Lender


                                        By:
                                            -----------------------
                                        Name:
                                        Title:


                                        SKANDINAVISKA ENSKILDA BANKEN
                                         CORPORATION
                                         as a Lender


                                        By: /s/ Sveriger Johansson
                                            -----------------------
                                        Name:  Sveriger Johansson
                                        Title: Vice President


                                        SOCIETE GENERALE, NEW YORK BRANCH


                                        By: /s/ Alan ZJ Zinser
                                            -----------------------
                                        Name:  Alan ZJ Zinser
                                        Title: Vice President



                                        THE SUMITOMO BANK, LIMITED
                                        as a Lender


                                        By: /s/ Suresh S. Tata
                                            -----------------------
                                        Name:  Suresh S. Tata
                                        Title: Senior Vice President

                                        THE BANK OF NEW YORK
                                        as a Lender


                                        By: /s/ Kenneth P. Sneider, Jr
                                            --------------------------
                                        Name:   Kenneth P. Sneider, Jr
                                        Title:  Vice President


                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION
                                        as a Lender


                                        By: /s/ Toshihiro Hayashi
                                            -----------------------
                                        Name:  Toshihiro Hayashi
                                        Title: Senior Vice President


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION


                                        By: /s/ Perry Vavoules
                                            -----------------------
                                        Name:  Perry Vavoules
                                        Title: Senior Vice President


                                        U.S. BANK
                                        as a Lender


                                        By: /s/ Monica J. Treacy
                                            -----------------------
                                        Name:  Monica J. Treacy
                                        Title: Assistant Vice President


                                        INDOSUEZ CAPITAL FUNDING II, LTD.
                                        by Indosuez Capital as Portfolio Advisor


                                        By: /s/ Francoise Berthelot
                                            -----------------------
                                        Name:  Francoise Berthelot
                                        Title: Vice President

                                        SENIOR DEBT PORTFOLIO
                                        c/o BOSTON MANAGEMENT AND RESEARCH
                                            as Investment Advisor


                                        By: /s/ Payson F. Swaffield
                                            -----------------------
                                        Name:  Payson F. Swaffield
                                        Title: Vice President



                                        PAMCO CAYMAN LTD.
                                        By: Protective Asset Management, L.L.C.,
                                            as Collateral Manager


                                        By: /s/ James Dondero
                                            -----------------------
                                        Name:  James Dondero
                                        Title: CFA, CPA President Protective
                                               Asset Management Company



                                        FLOATING RATE PORTFOLIO
                                        By: Chancellor LGT Senior Secured
                                            Management, Inc., as attorney in
                                            fact


                                        By: /s/ Gregory L. Smith
                                            -----------------------
                                        Name:  Gregory L. Smith
                                        Title: Vice President

[BANK OF AMERICA LOGO]

January 13, 1998

To:  Lender Group                                                Via Facsimile

     Lawrence O'Brien, Vice President and Treasurer
     L-3 Communications Corporation

REF:  L-3 COMMUNICATIONS CORPORATION

Please be advised that the Second Amendment to the Credit Agreement dated April 30, 1997 among L-3 Communications Corporation (the "Borrower"), the Lenders party to the Credit Agreement, Lehman Commercial Paper Inc. as Arranger, Syndication Agent and Documentation Agent and Bank of America NT&SA as Administrative Agent, was executed by the Required Lenders, the Borrower and the Agents and became effective as of January 12, 1998.

An executed copy of the Second Amendment will be sent to you shortly.

Regards,

/s/ Dietmar Schiel

Dietmar Schiel
Vice President
(415) 436-2769



cc: Jacques McChesney, Latham & Watkins

                         L-3 COMMUNICATIONS CORPORATION

                                SECOND AMENDMENT
                              TO CREDIT AGREEMENT


                  This SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of January 12, 1998 and entered into by and among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER") which is wholly owned by L-3 COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), the Lenders party to the Credit Agreement referred to below on the date hereof (the "LENDERS"), LEHMAN COMMERCIAL PAPER INC. ("LCPI") as arranger (in such capacity, the "ARRANGER"), LCPI, as syndication agent (in such capacity, the "SYNDICATION AGENT"), LCPI, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and BANK OF AMERICA NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). All capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                           W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders, the Arranger, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement dated as of April 30, 1997, as amended August 13, 1997, (the "CREDIT AGREEMENT"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT

                  1.1. The definition of L/C Commitment in Section 1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

                           ""L/C Commitment":  $50,000,000."

                  1.2. Section 7.9 of the Credit Agreement is hereby stricken and amended to read as follows:

                  "7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans to officers of the Borrower listed on Schedule 7.9(c) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said Schedule;

                  (d) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

                  (e) investments by the Borrower in its Subsidiaries that are Credit Parties and investments by such Subsidiaries in the Borrower and in other Subsidiaries that are Credit Parties;

                  (f) so long as no Event of Default has occurred and is continuing, loans by the Borrower to its employees (other than any Principals or their Related Parties) in connection with (i) management incentive plans and (ii) management stock purchase plans, in an aggregate amount not to exceed $3,000,000;

                  (g) Investments in existence on the Closing Date set forth on
         Schedule 7.9(g) and extensions, renewals, modifications or restatements or replacements thereof; provided that no such extension, renewal, modification or restatement shall increase the amount of the original loan, advance or investment;

                  (h) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by subsection 7.6(b);

                  (i) Investments required by subsection 6.11 and Investments permitted by subsection 7.6(b) and subsection 7.6(j);

                  (j) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (k) so long as no Event of Default has occurred and is continuing, in addition to the foregoing, Investments in an aggregate amount not exceeding $15,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding;

                  (l) Investments in an aggregate amount not exceeding (i) $80.0 million in cash and (ii) the assumption or replacement of $20.0 million of letters of credit for performance (in each case, at cost, without regard to any write down or write up thereof) at any one time outstanding made pursuant to the Asset Purchase Agreement dated December 22, 1997 between the Borrower and Allied Signal pursuant to which the Borrower is purchasing all of the assets of Ocean Systems, a division of Allied Signal ("OCEAN SYSTEMS"); and

                  (m) Investments in an aggregate amount not exceeding (i) $27.0 million in cash and (ii) the assumption or replacement of $22.0 million of letters of credit for performance (in each case, at cost, without regard to any write down or write up thereof) at any one time outstanding made pursuant to the Asset Purchase Agreement dated December 19, 1997 between the Borrower and

         California Microwave Inc. pursuant to which the Borrower is purchasing all of the assets of Satellite Transmission Systems, a division of California Microwave Inc. ("TRANSMISSION SYSTEMS"); and

                  SECTION 2. CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

                  2.1. On or before the Second Amendment Effective Date, the Borrower shall have delivered to Administrative Agent executed copies of this Amendment.

                  2.2. On or before the Second Amendment Effective Date, the Required Lenders shall have delivered to the Administrative Agent an executed original or facsimile of a counterpart of this Amendment.

                  2.3 On or before the Second Amendment Effective Date, the Borrower shall have delivered executed copies of all documents required in order to comply with the requirements of Section 6.10 of the Credit Agreement (without giving effect to the 30 day delivery period referenced in such Section 6.10).

                  2.4. The Boards of Directors of Holdings and the Borrower shall have duly authorized the execution, delivery and performance of this Amendment.

                  SECTION 3. BORROWER'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                  3.1. Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  3.2. Authorization of Amendment. The execution and delivery of this Amendment has been duly authorized by all necessary corporate action on the part of the Borrower.

                  3.3. No Conflict. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement by the Borrower does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or any of its Subsidiaries.

                  3.4. Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement by the Borrower does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  3.5. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and, when executed and delivered, will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  3.6. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  3.7. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a potential Event of Default.

                  SECTION 4. MISCELLANEOUS

                  4.1. Reference to and Effect on the Credit Agreement and the other Credit Documents.

                           (a) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                           (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

                  4.2. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 9 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

                  4.3. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  4.4. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  4.5. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                           (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                           (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN
         SECTION 10.2 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                           (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                           (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  4.6. Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                  (b) none of the Arrangers, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  4.7. WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ARRANGERS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  4.8. Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (excluding any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  4.9. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original (whether by facsimile or otherwise, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower, the Required Lenders, the Arranger, the Syndication Agent, the Documentation Agent and the Administrative Agent and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                           [Signature Page(s) Follow]

                              L-3 COMMUNICATIONS CORPORATION


                              By: /s/ Lawrence W. O'Brien
                                  ----------------------------------------
                                  Name:  Lawrence W. O'Brien
                                  Title: Vice President and Treasurer


                              LEHMAN COMMERCIAL PAPER INC.,
                               as Documentation Agent, Syndication Agent,
                               Arranger and as a Lender


                              By: /s/ Michele Swanson
                                  ----------------------------------------
                                  Name:  Michele Swanson
                                  Title: Authorized Signatory


                              BANK OF AMERICA NT & SA
                               as Administrative Agent
                               and as a Lender


                              By: /s/ Linda A. Carper
                                  ----------------------------------------
                                  Name:  Linda a. Carper
                                  Title: Managing Director

                              BANKBOSTON N.A.


                              By: /s/ Gregory R.D. Clark
                                  ----------------------------------------
                                  Name:  Gregory R.D. Clark
                                  Title: Managing Director

                              THE BAK OF NEW YORK
                               as a Lender


                              By: /s/ Kenneth P. Sneider, Jr.
                                  ----------------------------------------
                                  Name:  Kenneth P. Sneider, Jr.
                                  Title: Vice President

                              BHF-BANK AKTIEGESELLSCHAFT


                              By: /s/ Dan Dobrjanskyj
                                  ----------------------------------------
                                  Name:  Dan Dobrjanskyj
                                  Title: Assistant Vice President


                              By: /s/ Anthony Heyman
                                  ----------------------------------------
                                  Name:  Anthony Heyman
                                  Title: A.T.

                              BANK OF TOKYO-MITSUBISHI TRUST
                               COMPANY
                               as a Lender


                              By: /s/ David McLaughlin
                                  ----------------------------------------
                                  Name:  David Mclaughlin
                                  Title: Vice President

                              CITIBANK, N.A.
                               as Co-Agent and as a Lender


                              By: /s/ Hans L. Christensen
                                  ----------------------------------------
                                  Name:  Hans L. Christensen
                                  Title: Vice President

                              CORESTATES BANK, N.A.
                               as a Lender


                              By: /s/ John D. Brady
                                  ----------------------------------------
                                  Name:  John D. Brady
                                  Title: Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH
                               as Co-Agent and as a Lender


                              By: /s/ Vladimir Labun
                                  ----------------------------------------
                                  Name:  Vladimir Labun
                                  Title: First Vice President-Manager

                              THE FIRST NATIONAL BANK OF CHICAGO
                               as Co-Agent and as a Lender


                              By: /s/ Amy L. Robbins
                                  ----------------------------------------
                                  Name:  Amy L. Robbins
                                  Title: Vice President

                              FLEET NATIONAL BANK
                               as Co-Agent and Lender


                              By: /s/ Roger C. Boucher
                                  ----------------------------------------
                                  Name:  Roger C. Boucher
                                  Title: Vice President

                              GOLDMAN SACHS CREDIT PARTNERS, L.P.
                               as a Lender


                              By: /s/ John Lubein
                                  ----------------------------------------
                                  Name:  John Lubein
                                  Title:

                              KZH-CRESCENT CORPORATION


                              By: /s/ Virginia R. Conway
                                  ----------------------------------------
                                  Name:  Virginia R. Conway
                                  Title: Authorized Agent

                              KZH-ING-1 CORPORATION (formerly
                               known as
                              KZH HOLDING CORPORATION II)


                              By: Virginia R. Conway
                                  ----------------------------------------
                                  Name:  Virginia R. Conway
                                  Title: Aurthorized Agent

                              KZH-SOLEIL CORPORATION (formerly
                               known as
                              KZH HOLDING CORPORATION)


                              By: Virginia R. Conway
                                  ----------------------------------------
                                  Name:  Virginia R. Conway
                                  Title: Authorized Agent

                              LEHMAN SYNDICATED LOANS, INC.


                              By: /s/ Dennis J. Dee
                                  ----------------------------------------
                                  Name:  Dennis J. Dee
                                  Title: Vice President

                              MARINE MIDLAND BANK
                               as Co-Agent and as a Lender


                              By: /s/ M.F. Brown
                                  ----------------------------------------
                                  Name:  M.F. Brown
                                  Title: Authorized Signatory

                              METROPOLITAN LIFE INSURANCE COMPANY


                              By: /s/ James R. Dingler
                                  ----------------------------------------
                                  Name:  James R. Dingler
                                  Title: Director

                              THE MITSUBISHI TRUST AND BANKING
                               CORPORATION
                               as a Lender


                              By: /s/ Beatrice Kossodo
                                  ----------------------------------------
                                  Name:  Beatrice Kossodo
                                  Title: Senior Vice President

                              NATEXIS BANQUE BFCE, Formerly
                              BANQUE FRANCAISE DU COMMERCE
                               EXTERIEUR

                              By: /s/ G.K. DJ
                                  --------------
                                  Name:  Kevin Dooley
                                  Title: Vice President



                              By: /s/ Jordan Sadler
                                  ----------------------------------------
                                  Name:  Jordan Sadler
                                  Title: Associate

                              PAMCO CAYMAN LTD.
                              By: Protective Asset Management, L.L.C.,
                                  as Collateral Manager


                              By: /s/ James Dondero
                                  ----------------------------------------
                                  Name:  James Dondero CFA, CPA
                                  Title: President Protective Asset Management
                                         Company

                              PRIME INCOME TRUST
                               as a Lender


                              By: /s/
                                  ----------------------------------------
                                  Name:
                                  Title:

                              ROYALTON COMPANY
                               as a Lender


                              By: /s/ Raymond Kennedy
                                  ----------------------------------------
                                  Name:  Raymond Kennedy
                                  Title: Vice President

                              SENIOR DEBT PORTFOLIO
                              c/o BOSTON MANAGEMENT AND RESEARCH
                               as Investment Advisor


                              By: /s/ Payson F. Swaffield
                                  ----------------------------------------
                                  Name:  Payson F. Swaffield
                                  Title: Vice President

                              SKANDINAVISKA ENSKILDA BANKEN
                               CORPORATION
                               as a Lender


                              By: /s/ Sveriger Johansson
                                  ----------------------------------------
                                  Name:  Sveriger Johansson
                                  Title: Vice President


                              By: /s/ Philip A. Montenuero
                                  ----------------------------------------
                                  Name:  Philip A. Montenuero
                                  Title: Vice President

                              SOCIETE GENERALE, NEW YORK BRANCH


                              By: /s/ Alan Zinser
                                  ----------------------------------------
                                  Name:  Alan Zinser
                                  Title: Vice President

                              TRANSAMERICA BUSINESS CREDIT
                               CORPORATION


                              By: /s/ Perry Vavoules
                                  ----------------------------------------
                                  Name:  Perry Vavoules
                                  Title: Senior Vice President

                              U.S. BANK National Association
                               as a Lender


                              By: /s/ Greg Wilson
                                  ----------------------------------------
                                  Name:  Greg Wilson
                                  Title: Commercial Banking Officer

                              VAN KAMPEN AMERICAN CAPITAL
                               PRIME RATE INCOME TRUST


                              By: /s/ Jeffrey W. Maillet
                                  ----------------------------------------
                                  Name:  Jeffrey W. Maillet
                                  Title: Senior Vice President & Director

                              VAN KAMPEN CLO1, LIMITED
                              BY: VAN KAMPEN AMERICAN
                               CAPITAL MANAGEMENT, INC.
                               as Collateral Manager


                              By: /s/ Jeffrey W. Maillet
                                  ----------------------------------------
                                  Name:  Jeffrey W. Maillet
                                  Title: Senior Vice President & Director

                         L-3 COMMUNICATIONS CORPORATION

                                THIRD AMENDMENT
                              TO CREDIT AGREEMENT


         This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 19, 1998 and entered into by and among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER"), certain of the Lenders party to the Credit Agreement referred to below on the date hereof (the "REQUIRED LENDERS"), LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as arranger (in such capacity, the "ARRANGER"), LCPI, as syndication agent (in such capacity, the "SYNDICATION AGENT"), LCPI, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), and BANK OF AMERICA NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and as Issuing Lender (in such capacity, the "Issuing Lender"). All capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Arranger, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Issuing Lender are parties to the Credit Agreement, dated as of April 30, 1997, as previously amended by that certain First Amendment to Credit Agreement, dated as of August 13, 1997, and that certain Second Amendment to Credit Agreement, dated as of January 12, 1998 (collectively, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT

         (a) The definition of "Business Day" in subsection 1.1 of the Credit Agreement is hereby amended by adding the words "or Foreign L/Cs" after the phrase "relates to Eurodollar Loans" therein.

         (b) The definition of "Consolidated EBITDA" in subsection 1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

         ""Consolidated EBITDA": as of the last day of any fiscal quarter, Consolidated Net Income of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses (excluding, without duplication, (x) extraordinary gains and losses in accordance with GAAP, (y) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (z) gains or losses on discontinued operations) for such period, plus (i) Consolidated Interest Expense of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses for such period, plus
         (ii) to the extent deducted in computing such Consolidated Net Income of the Borrower, its Subsidiaries and, without duplication, the Acquired Businesses, the sum of income taxes, depreciation and amortization for the four fiscal quarters ended on such date; provided that for any calculation of Consolidated EBITDA for any fiscal period ending during the first three full fiscal quarters following March 31, 1997, Consolidated EBITDA shall be deemed to be Consolidated EBITDA from March 31, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from March 31, 1997 to the last day of such period."

         (c) The definition of "Consolidated Net Income" in subsection 1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

         ""Consolidated Net Income": for any Person and for any fiscal period, net income of such Person, determined on a consolidated basis in accordance with GAAP."

         (d) The definition of "Excess Cash Flow" in subsection 1.1 of the Credit Agreement is hereby amended by deleting each reference to "Consolidated Net Income" and inserting the words "Consolidated Net Income for the Borrower and its Subsidiaries" therefor.

         (e) The definition of "L/C Commitment" in subsection 1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

         ""L/C Commitment":  $200,000,000."

         (f) The definition of "L/C Obligations" in subsection 1.1 of the Credit Agreement is hereby amended by inserting the words "the Dollar Equivalent of" at the beginning of each of clause (a) and clause (b) of such definition.

         (g) The definition of "Revolving Credit Commitment" in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the word "initially" in the last line of such definition and (ii) deleting the reference to "$100,000,000" in the last line of such definition and inserting "$200,000,000" therefor.

         (h) The definition of "Revolving Credit Loan Exposure" in subsection
1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

          ""Revolving Credit Loan Exposure": with respect to any Lender as of date of determination, (i) if there are no outstanding Letters of Credit or Revolving Credit Loans, that Lender's Revolving Credit Commitment, and (ii) otherwise, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the Dollar Equivalent of the aggregate stated or face amount in respect of all Letters of Credit issued by that Lender and outstanding (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) in the event that such Lender is the Swing Line Lender, the aggregate principal amount of Swing Line Loans made by such Lender then outstanding (net of any participations purchased by other Lenders in such Swing Line Loans) plus (d) the Dollar Equivalent of the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans or Letters of Credit or any unreimbursed drawings under any Letters of Credit."

         (i) The definition of "Subordinated Debt" in subsection 1.1 of the Credit Agreement is hereby amended by inserting at the end of such definition the following: "and indebtedness outstanding under the New Subordinated Notes, if any"

         (j) The definition of "Transaction Documents" in subsection 1.1 of the Credit Agreement is hereby stricken and amended to read as follows:

          "Transaction Documents": (i) the Transaction Agreement, the Schedules thereto and the documents set forth on Schedule IV hereto,
          (ii) the Equity Documents, (iii) the Subordinated Debt Documents and
          (iv) following the issuance of the New Subordinated Notes, the New Subordinated Debt Documents."

         (k) The following definitions are hereby inserted in subsection 1.1 of the Credit Agreement in the appropriate alphabetical order:

          ""Acquired Business": a company or business unit acquired by the Borrower or any of its Subsidiaries, provided that the Borrower has delivered to the Administrative Agent historical financial statements of such company or business unit prepared in accordance with GAAP.

         ""Agreement Currency":  as defined in subsection 10.16(b)."

          "Alternative Currency": any currency which as of the time of any issuance or renewal, as applicable, of a Foreign L/C is freely tradeable and convertible into Dollars and has been approved as an "Alternative Currency" for the purposes of this Agreement by the Issuing Bank."

         "Applicable Creditor:  as defined in subsection 10.16(b)."

         "Calculation Date": with respect to each Foreign L/C, during the period that such Foreign L/C is outstanding (or the Reimbursement Obligation in connection therewith has not been fully satisfied) (i) the last Business Day of a fiscal month, (ii) the date on which such Letter of Credit is to be issued or renewed by the Issuing Bank, (iii) the date on which any draft presented under such Letter of Credit is paid by the Issuing Bank, (iv) such other dates as the Borrower may reasonably request from time to time, and (v) such other dates as the Issuing Bank or the Administrative Agent may select from time to time, provided that the Borrower receives prompt notice thereof."

          ""Consolidated Interest Expense": for any Person, as of the last day of any fiscal quarter, the amount of interest expense of such Person for such period, determined on a consolidated basis in accordance with GAAP for the four fiscal quarters ended on such date; provided that for any calculation of Consolidated Interest Expense for any fiscal period ending during the first three full fiscal quarters following March 31, 1997, Consolidated Interest Expense shall be deemed to be Consolidated Interest Expense from March 31, 1997 to the last day of such period multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from March 31, 1997 to the last day of such period."

          ""Dollar Equivalent": at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Alternative Currency, the equivalent amount in Dollars as determined on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency as of the most recent Calculation Date."

          ""Domestic L/C": a Letter of Credit denominated in Dollars."

          ""Exchange Rate": on any day, with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by the Issuing Bank in San Francisco, California for such Alternative Currency."

          ""Federal Funds Effective Rate": for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the FRB (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent."

          ""Foreign L/C": a Letter of Credit denominated in an Alternative Currency."

          ""Foreign L/C Obligations": at any time, an amount equal to the sum of (i) the Dollar Equivalent of the aggregate then undrawn and unexpired face amount of all then outstanding Foreign L/Cs and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Foreign L/Cs which have not then been reimbursed pursuant to subsection 3.5.

          ""Foreign L/C Overdrawn Amount": as defined in subsection 6.16."

          ""Foreign L/C Sublimit": $30,000,000."

          ""Judgment Currency": as defined in subsection 10.16 (b)."

          ""New Subordinated Debt Documents": the documents that govern the terms of the New Subordinated Notes, if issued."

          ""New Subordinated Notes": the Borrower's (i) notes issued within six months of February 19, 1998 pursuant to a public offering registered under the Securities Act or (ii) notes ("Initial New Subordinated Notes") issued within six months of February 19, 1998 pursuant to Rule 144A under the Securities Act or similar exemption from the registration requirements under the Securities Act and any notes, having the same terms as the Initial New Subordinated Notes, issued in exchange for the Initial New Subordinated Notes as contemplated by the documents governing the issuance of the Initial New Subordinated Notes, in each case expressly subordinate by their terms to the obligations of the Credit Parties under this Agreement and each other Credit Document and otherwise in form and substance satisfactory to the Agents in all respects."

          ""Reimbursement Amount": as defined in subsection 3.5(a)."

          ""Securities Act": Securities Act of 1933, as amended."

          ""Wide Band Assets": as defined in subsection 7.2(k)."

          (l) Subsection 2.6(b)(v) of the Credit Agreement is hereby stricken and amended to read as follows:

                  "(v) If after giving effect to (i) any reduction of the Revolving Credit Commitments under subsection 2.4, 2.5 or 2.6 or (ii) any recalculation of the Exchange Rate pursuant to subsection 3.9, the aggregate outstanding principal amount of Swing Line Loans plus the aggregate outstanding principal amount of Revolving Credit Loans plus the aggregate outstanding amount of L/C Obligations shall exceed the aggregate amount of the Revolving Credit Commitments, such reduction or recalculation shall be accompanied by prepayment in the amount of such excess to be applied (x) first, to the outstanding Swing Line Loans and (y) second, to outstanding Revolving Credit Loans (in each case, together with any amounts payable under subsection 2.16)); provided that if the aggregate principal amount of Swing Line Loans and Revolving Credit Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion of such excess), the Borrower shall immediately, without notice or demand, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount (but in no event greater than such balance) in a cash collateral account opened by the Administrative Agent for the benefit of the Revolving Credit Lenders

         (such deposit to be in Dollars with respect to Domestic L/Cs and the applicable Alternative Currency with respect to Foreign L/Cs). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Any amounts deposited in such accounts shall be released to the Borrower on any Calculation Date on which the aggregate outstanding principal amount of Swing Line Loans plus the aggregate outstanding principal amount of Revolving Credit Loans plus the aggregate outstanding amount of L/C Obligations equals or is less than the aggregate amount of the Revolving Credit Commitments; provided that no Default or Event of Default has occurred and is continuing."

         (m) Subsection 2.12(a) of the Credit Agreement is hereby amended by
(i) deleting the phrase ", fees or otherwise," in the third sentence of such subsection and inserting the phrase "(whether in respect of Domestic L/Cs or Foreign L/Cs), fees, expenses or otherwise," therefor and (ii) inserting at the end of the third sentence of such subsection the phrase "; provided, that, with respect to any Reimbursement Obligations of the Borrower arising from the presentment to the Issuing Lender of a draft under a Foreign L/C, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the Issuing Bank on the date such draft is paid by the Issuing Bank".

         (n) Section 3 of the Credit Agreement is hereby stricken in its entirety and amended to read as follows:

                          "SECTION 3 LETTERS OF CREDIT

                           3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Foreign L/C Obligations would exceed the Foreign L/C Sublimit or (iii) the Available Commitment with respect to Revolving Credit Loans of all Revolving Credit Lenders less the aggregate principal amount of the Swing Line Loans then outstanding would be less than zero.

                           (b) Each Domestic L/C shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise and (iii) expire no later than the fifth Business Day prior to the Revolving Loan Termination Date.

                           (c) Each Foreign L/C shall (i) be denominated in an Alternative Currency, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, and (iii) expire no later than the fifth Business Day prior to the Revolving Loan Termination Date. For purposes of this Agreement, the amount deemed outstanding under each Foreign L/C at any time, and the amount of the Borrower's Reimbursement Obligations under subsection 3.5 for any amounts paid by the Issuing Lender in connection with any Foreign L/C, shall be the Dollar Equivalent, as determined on the most recent Calculation Date, of (x) such Letter of Credit or (y) the Reimbursement Amount (as defined in Subsection 3.5(a)), as applicable.

                           (d) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, Domestic L/Cs shall also be subject to the laws of the State of New York.

                           (e) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or any policies of the Issuing Lender or (ii) in the case of any Foreign L/C, it has determined that it cannot provide such Letter of Credit in the applicable Alternative Currency.

                           3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving Loan Termination Date by delivering to the Issuing Lender with a copy to the Administrative Agent at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent (with copies for each Lender) promptly following the issuance thereof.

                           3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans, of the Dollar Equivalent of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Loan Termination Date; provided, that, with respect to any Foreign L/C, the Dollar Equivalent of the face amount of such Letter of Credit shall be recalculated on each Calculation Date during the period that such Letter of Credit is outstanding. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Commitment Percentages with respect to Revolving Credit Loans. In addition, the Borrower shall pay to the Issuing Lender, for its sole account, a fee equal to 0.1250% per annum of the Dollar Equivalent of the aggregate face amount of outstanding Letters of Credit payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Loan Termination Date; provided, that, with respect to any Foreign L/C, the Dollar Equivalent of the face amount of such Letter of Credit shall be recalculated on each Calculation Date during the period that such Letter of Credit is outstanding.

                           (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                           (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                           3.4 L/C Participation. (a) The Issuing Lender irrevocably agrees to sell and hereby sells to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage with respect to Revolving Credit Loans from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand in Dollars at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Commitment Percentage with respect to Revolving Credit Loans of the Dollar Equivalent of the amount of such draft (determined on the date such draft is paid), or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 11:00 A.M., New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                           (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
         360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                           (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 11:00 A.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                           3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender provided such notice is received by 1:00 P.M., New York City time, on such Business Day, and the next Business Day if such notice is received after such time. The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented indicating the Dollar Equivalent of the amount of
         (i) such draft so paid (and, in the case of a Foreign L/C, the amount of such draft so paid stated in the applicable Alternative Currency) and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment ((i) and (ii) collectively with any interest accruing pursuant to paragraph (b) below, the "Reimbursement Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds; provided, that, with respect to any Reimbursement Obligations of the Borrower arising from the presentment to the Issuing Lender of a draft under a Foreign L/C, the Borrower may make payment in the applicable Alternative Currency if such payment is received by the Issuing Bank on the date such draft is paid by the Issuing Bank.

                           (b) Interest shall be payable on the Dollar
         Equivalent of any and all amounts remaining unpaid by the Borrower under this subsection from the date a draft presented under any Letter of Credit is paid by the Issuing Lender until payment in full (i) at the rate which would be payable on any Loans that are Base Rate Loans at such time until such payment is required to be made pursuant to subsection 3.5(a), and (ii) thereafter, at the rate which would be payable on any Loans that are Base Rate Loans at such time which were then overdue.

                           (c) For the avoidance of doubt, subject to the provisos in the third sentence of subsection 2.12(a) and the last sentence of subsection 3.5(a) of this Agreement, all payments due from the Borrower hereunder in respect of Foreign L/Cs (and Reimbursement Obligations in connection therewith) shall be made in Dollars as provided in subsection 2.12 of this Agreement.

                           3.6 Obligations Absolute. (a) The Borrower's obligations under subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

                           (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (unless the Issuing Lender has knowledge of such invalidity, fraud or forgery),
         (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                           (c) Neither the Issuing Lender nor any L/C
         Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                           (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

                           3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and the Dollar Equivalent of the amount thereof (and, in the case of a Foreign L/C, the amount thereof stated in the applicable Alternative Currency). If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                           3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall govern and control.

                           3.9 Determination of Exchange Rate. On each
         Calculation Date with respect to each outstanding Foreign L/C, the Issuing Bank shall determine the Exchange Rate as of such Calculation Date with respect to the applicable Alternative Currency and shall promptly notify the Administrative Agent and the Borrower thereof and of the Dollar Equivalent of all Foreign L/Cs outstanding on such Calculation Date. The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date."

         (o) Subsection 4.21 of the Credit Agreement is hereby amended by inserting at the end of the first sentence of such subsection the phrase "and, upon consummation of the issuance of the New Subordinated Notes, the representations and warranties contained in the New Subordinated Debt Documents will be true and correct in all material respects as of the date of the respective agreements".

         (p) Subsection 5.2(a) of the Credit Agreement is hereby amended by inserting immediately following the words "as if made on and as of such date" in such subsection the parenthetical "(including, without limitation, the representation and warranty set forth in subsection 4.7 of this Agreement with respect to each of the Subordinated Debt Documents)".

         (q) Subsection 6.2(c) of the Credit Agreement is hereby amended by deleting the reference to "the chief financial officer" therein and inserting the words "a Responsible Officer" therefor.

         (r) The following shall be added to the Credit Agreement as subsection
6.16 of the Credit Agreement:

                  "6.16 Foreign L/Cs. Within one (1) Business Day of any day that the Foreign L/C Obligations exceed the Foreign L/C Sublimit based on the most recent Calculation Date (such excess, the "Foreign L/C Overdrawn Amount"), deposit an amount equal to the Foreign L/C Overdrawn Amount in Dollars in a cash collateral account opened by the Administrative Agent established for the benefit of the Revolving Credit Lenders; provided, that the Borrower shall not be required to make such deposits in such cash collateral account if (i) the Foreign L/C Overdrawn Amount is equal to or less than 10% of the Foreign L/C Sublimit, (ii) the Available Commitments with respect to Revolving Credit Loans of all Revolving Credit Lenders less the aggregate principal amount of the Swing Line Loans then outstanding exceeds such Foreign L/C Overdrawn Amount and (iii) the Borrower is otherwise in compliance with its obligations under this Agreement. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Credit Documents. Any amounts deposited in such accounts shall be released to the Borrower on any Calculation Date on which the Foreign L/C Obligations equal or are less than the Foreign L/C Sublimit."

         (s) The following shall be added to the Credit Agreement as subsection
6.17 of the Credit Agreement:

                  "6.17 New Subordinated Debt Documents. At least ten Business Days prior to the date of issuance of the New Subordinated Notes, the Borrower shall deliver to the Agents copies of the New Subordinated Debt Documents. The New Subordinated Debt Documents shall be in form and substance satisfactory to the Agents."

         (t) Subsection 7.2(e) of the Credit Agreement is hereby stricken and amended to read as follows:

                  "(e) Indebtedness of the Borrower in respect of not more than
         (i) $225,000,000 principal amount of Subordinated Notes issued on the Closing Date and (ii) $150,000,000 principal amount of New Subordinated Notes; provided that, to the extent that any of the Net Proceeds of the New Subordinated Notes are used by the Borrower to prepay any of the Loans, such prepayments shall be subject to the provisions of Subsection 2.6(iv) of this Agreement (notwithstanding the fact that such Net Proceeds are not otherwise required to be applied to the prepayment of the Loans);"

         (u) Subsection 7.2(k) of the Credit Agreement is hereby stricken and amended to read as follows:

                  "(k) Up to $30,000,000 of purchase money Indebtedness the proceeds of which are utilized to acquire the real property (including improvements thereon) and related assets currently utilized by the Wide Band Systems division in Salt Lake City, Utah (the "Wide Band Assets"), on terms reasonably satisfactory to the Agents."

         (v) Subsection 7.4(c) of the Credit Agreement is hereby stricken and amended to read as follows:

                  "(c) guarantees made by the Subsidiaries of the Borrower pursuant to the Subordinated Debt Documents and the New Subordinated Debt Documents; provided, that any guarantee of the New Subordinated Notes shall be expressly subordinated to all obligations of the Credit Parties under this Agreement and each other Credit Document;"

         (w) Subsection 7.4(g) of the Credit Agreement is hereby amended by deleting the reference to "$10,000,000" in the last line of such subsection and inserting "$30,000,000" therefor.

         (x) Subsection 7.8 of the Credit Agreement is hereby amended by deleting the reference to "27,500,000" for Fiscal Year 1998 and inserting "35,000,000" therefor.

         (y) Subsection 7.9(l) of the Credit Agreement is hereby amended by (i) deleting the words "for performance" in clause (ii) of such subsection, (ii) adding at the end of such subsection the phrase "; provided, the aggregate amount of the Investment pursuant to this subsection 7.9(l) (cash plus assumed letters of credit and/or other indebtedness) may exceed $100.0 million by $10.0 million" immediately following the phrase "Allied Signal ("Ocean Systems")" therein, and (iii) deleting the word "and".

         (z) Subsection 7.9 of the Credit Agreement is hereby further amended by (i) replacing the period at the end of subsection 7.9(m) with a semi-colon and (ii) adding the following to the end of subsection 7.9:

                  "(n) Investments in an aggregate amount not exceeding $59.4 million (including all fees and expenses related thereto) made to acquire substantially all of the assets of ILEX Systems Inc. pursuant to the Asset Purchase Agreement between the Borrower and FAP Trust, dated as of February 9, 1998;

                  (o) Investments in an aggregate amount not exceeding $30.0 million (including all fees and expenses related thereto) made to acquire the Wide Band Assets, on terms reasonably satisfactory to the Agents; and

                  (p) Investments made to acquire (i) all of the Capital Stock, or all or substantially all of the assets, of any Person (other than the Borrower or any of its Subsidiaries) that is engaged in a Similar Business, or (ii) all or substantially all of the assets of any division of any Person (other than the Borrower or any of its Subsidiaries) that is engaged in a Similar Business; provided, that at the time of each such Investment (both before and after giving effect to such Investment), there shall exist no Default or Event of Default and the aggregate consideration paid in connection with all Investments made pursuant to this subsection 7.9(p) shall not exceed $100,000,000; provided, further, that in connection with each individual, or series of related, Investments made pursuant to this subsection 7.9(p) with an aggregate consideration (i) equal to or less than $35,000,000, the Borrower shall deliver to the Administrative Agent, on or prior to the date which is ten Business Days prior to the consummation of such Investment or Investments, a certificate of a Responsible Officer that sets forth calculations that demonstrate the Borrower's compliance, after giving pro forma effect to such Investment or Investments, with each of the covenants set forth in this subsection 7 and (ii) greater than $35,000,000, the Borrower shall provide the Lenders, on or prior to the consummation of such Investment or Investments, with information and pro forma calculations in connection with such Investment or Investments as the Lenders may reasonably request and the Borrower shall have received the prior written consent of the Required Lenders regarding the making of such Investment or Investments."

         (aa) Subsection 7.10(a) of the Credit Agreement is hereby amended by
(i) deleting the reference to "(b)" after the words "any Subordinated Debt or" therein and (ii) inserting the words "or New Subordinated Debt Documents" immediately following the reference to "Subordinated Debt Documents" therein.

         (ab) Subsection 7.14 of the Credit Agreement is hereby amended by inserting the words "and the New Subordinated Debt Documents" immediately following the reference to "Subordinated Debt Documents" therein.

         (ac) Subsection 7.16 of the Credit Agreement is hereby amended by inserting the parenthetical "(including, without limitation, the New Subordinated Debt Documents)" immediately following the fourth reference to "Indebtedness" therein.

         (ad) Subsection 8(c) of the Credit Agreement is hereby amended by deleting the phrase "subsection 6.5(a)" therein and inserting the phrase "subsections 6.5(a) or 6.16" therefor.

         (ae) The penultimate paragraph of Section 8 of the Credit Agreement is hereby amended by inserting the words "the Dollar Equivalent of" immediately following the words "an amount equal to" in the first sentence of such paragraph.

         (af) The following shall be added to the Credit Agreement as subsection 10.16 thereof:

                  "10.16 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the date on which final judgment is given.

                  (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this subsection 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder."

         (ag) Schedule I to the Credit Agreement is hereby replaced with the amended Schedule I attached hereto.

         SECTION 2. WAIVERS

         The Required Lenders hereby waive compliance by the Borrower with (i) the provisions of subsection 2.6(b)(iii) of the Credit Agreement for the fiscal year of the Borrower ended December 31, 1997 and (ii) the Borrower's obligation to deliver to the Administrative Agent the Supply Agreement and the Interim Services Agreement pursuant to subsection 6.15(a) of the Credit Agreement.

         SECTION 3. CONDITIONS TO EFFECTIVENESS

         Sections 1 and 2 of this Amendment shall become effective only upon the prior satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

         (a) The Borrower shall have delivered to the Administrative Agent executed copies of this Amendment.

         (b) The Required Lenders, the Agents and the Issuing Lender shall have each delivered to the Administrative Agent an executed original or facsimile of a counterpart of this Amendment.

         (c) The Borrower shall have delivered to the Administrative Agent executed copies of all documents, instruments and agreements, if any, required in order for the Borrower and its Subsidiaries to be in full compliance with the requirements of subsection 6.10 of the Credit Agreement as of the Third Amendment Effective Date (without giving effect to the thirty (30) day delivery period referenced in such subsection 6.10, but after giving effect to any acquisitions that are consummated on or prior to such date); provided that (i) any Mortgages (and related documentation), (ii) legal opinions and (iii) security documentation regarding newly-acquired Intellectual Property required to be delivered to the Administrative Agent pursuant to this subsection (c) may be delivered to the Administrative Agent within thirty (30) days after the Third Amendment Effective Date. Filings of UCC financing statements may also be accomplished during such thirty (30) day period, provided that they are executed and delivered to the Administrative Agent on or prior to the Third Amendment Effective Date. The time periods set forth in this subsection (c) may be extended by the Agents in their discretion, with notice thereof to each of the Lenders.

         (d) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Boards of Directors of Holdings and the Borrower have duly authorized the execution, delivery and performance of (i) this Amendment, (ii) the acquisition of Southern California Microwave, Inc. and the assets of the satellite transmission services division of California Microwave, Inc. and (iii) any other agreements and documents to be delivered to the Administrative Agent on the Third Amendment Effective Date.

         (e) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Board of Directors of Southern California Microwave, Inc. has duly authorized the execution, delivery and performance of the Subsidiary Guarantees and the Subsidiary Pledge and Security Agreement.

         (f) The Administrative Agent shall have received a legal opinion addressed to the Agents, the Arranger, the Lenders and the Issuing Bank from Simpson Thacher & Bartlett, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

         (g) The Borrower shall have executed Revolving Credit Notes for the benefit of each Revolving Credit Lender in such amount as set forth across from such Revolving Credit Lender's name on Schedule I to the Credit Agreement (as amended pursuant to this Amendment).

         SECTION 4. BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Required Lenders, the Agents and the Issuing Lender to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender, each Agent and the Issuing Lender that the following statements are true, correct and complete:

         (a) Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

         (b) Authorization of Amendment. The execution and delivery of this Amendment has been duly authorized by all necessary corporate action on the part of the Borrower.

         (c) No Conflict. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower or any of its Subsidiaries (including, without limitation, the Indenture) or (iii) result in, or require the creation of, any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of the Lenders).

         (d) Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement by the Borrower does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         (e) Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and, when executed and delivered, will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (f) Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement (as expressly amended hereby) are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date.

         (g) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a potential Event of Default.

         SECTION 5. MISCELLANEOUS

         (a) Effect of this Amendment. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement. Except as specifically amended or waived by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

         (b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 9 of the Credit Agreement incurred by the Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be paid by the Borrower.

         (c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.

         (e) SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE

         UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                           (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                           (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                           (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                           (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         (f) Acknowledgements. The Borrower hereby acknowledges that:

                           (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                           (ii) none of the Arranger, the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                           (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

      (g) WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ARRANGER, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEG AL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTH ER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         (h) Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (excluding any such information already in the possession of such Lender or provided to such Lender by a third party not in violation of this Agreement which, in either case, is not, to the knowledge of such Lender, subject to a confidentiality agreement); provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender or any of its Affiliates, (ii) to any Transferee or prospective Transferee or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors which receives such information and agrees to be bound by the confidentiality provisions hereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

         (i) Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original (whether by facsimile or otherwise), but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower, the Required Lenders, the Syndication Agent, the Documentation Agent, the Administrative Agent, the Arranger and the Issuing Lender and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                            [Signature Pages Follow]